LEASE AGREEMENT
LIFE SCIENCE PLAZA

2130 WEST HOLCOMBE BOULEVARD
HOUSTON, TEXAS

BY AND BETWEEN
SHERIDAN HILLS DEVELOPMENTS L.P.
(“LANDLORD”)
AND
BELLICUM PHARMACEUTICALS, INC.
(“TENANT”)

May 6, 2015

TABLE OF CONTENTS

i

EXHIBITS:
EXHIBIT A – FLOOR PLAN OF THE MANUFACTURING SPACE
EXHIBIT A-1 – FLOOR PLAN OF THE INTERIOR MECHANICAL SPACE
EXHIBIT A-2 – FLOOR PLAN OF THE EXTERIOR MECHANICAL SPACE
EXHIBIT B – LEGAL DESCRIPTION OF THE LAND
EXHIBIT C – PARKING AGREEMENT
EXHIBIT D – RULES AND REGULATIONS
EXHIBIT E – ACCEPTANCE OF PREMISES MEMORANDUM
EXHIBIT F – TENANT’S ESTOPPEL CERTIFICATE
EXHIBIT G – LEASEHOLD IMPROVEMENTS
EXHIBIT H – AIR CONDITIONING AND HEATING SERVICES
EXHIBIT I – INSURANCE REQUIREMENTS
EXHIBIT J – PREVIOUSLY GRANTED EXCLUSIVE USES
EXHIBIT K – MODIFIED BOMA STANDARD
EXHIBIT L – FORM OF SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT

ii

LEASE AGREEMENT
Office Building
This Lease Agreement (this “Lease Agreement”) is made and entered into as of the date set forth on the signature page between SHERIDAN HILLS DEVELOPMENTS L.P., a Texas limited partnership, hereinafter referred to as “Landlord”, and BELLICUM PHARMACEUTICALS, INC., a Delaware corporation, hereinafter referred to as “Tenant”:
WITNESSETH:
SEC. 1LEASED PREMISES In consideration of the mutual covenants as set forth herein, Landlord and Tenant hereby agree as follows:
A.    Landlord hereby leases to Tenant and Tenant hereby leases from Landlord for the rental and on the terms and conditions hereinafter set forth (i) approximately twenty-five thousand three hundred four (25,304) square feet of Net Rentable Area on the fifth (5th) floor of the Building, as reflected on the floor plan attached hereto as Exhibit A and made a part hereof for all purposes and known as Suite 500 (the “Manufacturing Space”), (ii) an additional seven hundred five (705) square feet of Net Rentable Area located on the fourth (4th) floor of the Building, as reflected on the floor plan thereof attached hereto and made a part hereof for all purposes as Exhibit A-1 (the “Interior Mechanical Space”) and (iii) an additional eight hundred eight (808) square feet of Net Rentable Area located on the fifth (5th) floor of the Building, as reflected on the floor plan thereof attached hereto and made a part hereof for all purposes as Exhibit A-2 (collectively, the “Exterior Mechanical Space” and together with the Manufacturing Space and Interior Mechanical Space, the “Leased Premises”) in the medical office building located at 2130 West Holcombe Boulevard, Houston, Harris County, Texas 77030 (the “Building”) and situated on that certain tract or parcel of land more particularly described by metes and bounds on Exhibit B attached hereto and made a part hereof for all purposes (the “Land”). Subject to Section 9.B below, Landlord hereby grants Tenant, its employees, invitees and other visitors, a nonexclusive license for the Term of this Lease Agreement and all extensions and renewals thereof to use, for the purpose of ingress and egress to the Building and the Leased Premises, and in accordance with Section 19 below, the Common Areas (as hereinafter defined) twenty-four hours a day, seven days a week (subject to temporary closures as necessary for repairs, maintenance or emergencies). Facilities and areas of the Building that are intended and designated by Landlord from time to time for the common, general and non-exclusive use of all tenants of the Building, which include, without limitation, the Garage (as defined on Exhibit C), are called “Common Areas,” subject to the provisions of this Lease Agreement. Landlord has the exclusive control over and right to manage the Common Areas. In addition, Landlord shall have the exclusive use and control over all other areas of the Building not designated as Common Areas nor leased exclusively to tenants of the Building, which include, but are not limited to, all risers, horizontal and vertical shafts and telephone closets in the Building.
B.    The term “Net Rentable Area” shall mean the net rentable area measured according to standards based on but modified from those published by the Building Owners and Managers Association (BOMA) International, Publication ANSI/BOMA Z 65.1-2010, both as may be amended or replaced from time to time (the “Modified BOMA Standard”). A copy of the current Modified BOMA Standard is attached hereto as Exhibit K and made a part hereof for all purposes. Within thirty (30) days following the Commencement Date (the “NRA Notice Period”), if Landlord determines that the Net Rentable Area of the Leased Premises differs from that referenced in Section 1.A above, Landlord may deliver a written notice to Tenant (the “NRA Notice”) specifying Landlord’s determination of the Net Rentable Area of the Leased Premises. If the Landlord does not deliver the NRA Notice during the NRA Notice Period, the Net Rentable Area of the Leased Premises in Section 1.A above shall be deemed to be correct for all purposes under this Lease Agreement. If Landlord delivers the NRA Notice to Tenant within the NRA Notice Period, Tenant shall have the next thirty (30) days (the “Response Period”) in which to have its architect verify the Net Rentable Area of the Leased Premises specified in the NRA Notice and notify Landlord in writing if Tenant disagrees with such determination (the “NRA Response”). Tenant’s NRA Response must specify in detail the basis for Tenant’s disagreement with Landlord’s determination of the Net Rentable Area of the Leased Premises. Should Tenant fail to deliver the NRA Response during the Response Period, the Net Rentable Area of the Leased Premises specified in the NRA Notice shall be deemed to be correct for all purposes under this Lease Agreement. If Tenant timely sends the NRA Response to Landlord during the Response Period and Landlord’s architect and Tenant’s architect are unable to agree on the Net Rentable Area of the Leased Premises within the next thirty (30) days [such thirty (30) day period commencing on the date of the NRA Response (the “Negotiation Period”)], the Net Rentable Area of the Leased Premises shall be determined by an independent third-party architect mutually selected by Landlord and Tenant in good faith within five (5) business days of the expiration of the Negotiation Period (the fees of such architect being shared equally by Landlord and Tenant). Such independent third-party architect shall make the final and conclusive determination of the Net Rentable Area of the Leased Premises within thirty (30) days of his/her appointment. All measurements of the Leased Premises and the Building shall be made in accordance with the Modified BOMA Standard. If the Building is ever demolished, altered, remodeled, renovated, expanded or otherwise changed in such a manner as to alter the amount of space contained therein, then the Net Rentable Area of the Building shall be adjusted and recalculated by using the Modified BOMA Standard.
C.    Landlord also leases to Tenant certain parking spaces on the terms and conditions set forth in Exhibit C attached hereto and made a part hereof for all purposes.
D.    The Leased Premises shall be delivered to Tenant and Tenant shall accept same, in its current “AS IS, WHERE IS” condition subject to the construction of leasehold improvements set forth and described on Exhibit G attached hereto and made a part hereof for all purposes and the completion of any incomplete or corrective items specified in a “punch list” approved by Landlord and Tenant pursuant to Exhibit G and latent defects, to the extent Tenant notifies Landlord thereof in writing within the first six (6) months following the Commencement Date. Tenant acknowledges that no representations as to the repair of the Leased Premises or the Building, nor promises to alter, remodel or improve the Leased Premises or the Building, have been made by Landlord, except as are expressly set forth in this Lease Agreement.
SEC. 2    TERM:
A.    The term of this Lease Agreement (the “Term”) shall commence on September 1, 2015 (the “Commencement Date”) and, unless sooner terminated or renewed and extended in accordance with the terms and conditions set forth herein, shall expire at 11:59 p.m. on August 31, 2020 (the “Expiration Date”).
B.    This Lease Agreement shall be effective as of the Effective Date (as hereinafter defined). Landlord hereby consents to Tenant and its agents, employees or contractors entering the Leased Premises prior to the Commencement Date for purposes of undertaking alterations, additions and improvements therein, including, but not limited to, telephone, and data cabling and installation of furniture systems, which entry shall be subject to the terms and conditions of this Lease Agreement, except that the Rent (as hereinafter defined) shall not commence to accrue as a result of such entry until the date specified in Section 5 below. Landlord hereby consents to Tenant’s accessing the Leased Premises at any time after May 15, 2015 for the sole purpose of installing Tenant’s furniture, equipment and cabling, provided such access does not unreasonably interfere with the contractors’ completion of the Leasehold Improvements (as defined on Exhibit G) or any other work being performed by Landlord in the Leased Premises, Tenant has coordinated such installation through reasonable advanced written notice with property management and the contractors, and Tenant has complied with the terms and provisions of this Lease Agreement.
SEC. 3    USE: The Leased Premises shall be used and occupied by Tenant solely for the purpose of (i) manufacturing Tenant’s pharmaceuticals, (ii) general office use and (iii) a research laboratory up to and including Biosafety Level 2. The Leased Premises shall not be used for any purpose which would tend to lower the first-class character of the Building, violate any other tenants’ exclusive use, if any, previously granted by Landlord, which exclusive use is identified in Exhibit J attached hereto and made a part hereof for all purposes, create unreasonable elevator loads or otherwise interfere with standard Building operations. Tenant agrees specifically that no food, soft drink or other vending machine will be installed within the Leased Premises without the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed. Under no circumstances shall any abortions be performed in the Leased Premises (but the foregoing does not prohibit routine gynecological procedures).
SEC. 4    SECURITY DEPOSIT: $76,460.98 payable on the Effective Date. Upon the occurrence of any Event of Default, Landlord may, from time to time, without prejudice to any other remedy, use the security deposit paid to Landlord by Tenant as herein provided to the extent necessary to make good any arrears of Rent (as hereinafter defined)

and any other damage, injury, expense or liability caused to Landlord by such Event of Default. Following any such application of the security deposit, Tenant shall pay to Landlord within ten (10) days of demand the amount so applied in order to restore the security deposit to the amount thereof existing prior to such application. Any remaining balance of the security deposit shall be returned by Landlord to Tenant within sixty (60) days after the termination of this Lease Agreement and after Tenant provides written notice to Landlord of Tenant’s forwarding address; provided, however, Landlord shall have the right to retain and expend such remaining balance (a) to reimburse Landlord for any and all rentals or other sums due hereunder that have not been paid in full by Tenant and/or (b) for cleaning and repairing the Leased Premises if Tenant shall fail to deliver same at the termination of this Lease Agreement in a neat and clean condition and in as good a condition as existed at the date of possession of same by Tenant, ordinary wear and tear and casualty loss only excepted. Tenant shall not be entitled to any interest on the security deposit. Such security deposit shall not be considered an advance payment of rental or a measure of Landlord’s damages in case of an Event of Default by Tenant.
SEC. 5    BASE RENT:
A.    As part of the consideration for the execution of this Lease Agreement, Tenant covenants and agrees and promises to pay Landlord base rent for the Manufacturing Space only according to the following schedule (the “Manufacturing Space Base Rent”):

Months Following the Commencement Date	Annual Base Rent Rate Per Square Foot of Net Rentable Area	Annual Base Rent	Monthly Payment
1-12	$30.75	$778,098.00	$64,841.50
13-24	$31.80	$804,667.20	$67,055.60
25-36	$32.95	$833,766.80	$69,480.57
37-48	$34.10	$862,866.40	$71,905.53
49-60	$35.30	$893,231.20	$74,435.93

61-72 73-84 85-96 97-108 109-120	$36.50 $37.80 $39.10 $40.50 $41.90	$923,596.00 $956,491.20 $989,386.40 $1,024,812.00 $1,060,237.60	$76,966.33 $79,707.60 $82,448.87 $85,401.00 $88,353.13

As part of the consideration for the execution of this Lease Agreement, Tenant covenants and agrees and promises to pay Landlord base rent for the Interior Mechanical Space only according to the following schedule (the “Interior Mechanical Space Base Rent”):

Months Following the Commencement Date	Annual Base Rent Rate Per Square Foot of Net Rentable Area	Annual Base Rent	Monthly Payment
1-12	$20.75	$14,628.75	$1,219.06
13-24	$21.80	$15,369.00	$1,280.75
25-36	$22.95	$16,179.75	$1,348.31
37-48	$24.10	$16,990.50	$1,415.88
49-60	$25.30	$17,836.50	$1,486.38

61-72 73-84 85-96 97-108 109-120	$26.50 $27.80 $29.10 $30.50 $31.90	$18,682.50 $19,599.00 $20,515.50 $21,502.50 $22,489.50	$1,556.88 $1,633.25 $1,709.63 $1,791.88 $1,874.13
As part of the consideration for the execution of this Lease Agreement, Tenant covenants and agrees and promises to pay Landlord base rent for the Exterior Mechanical Space only according to the following schedule (the

“Exterior Mechanical Space Base Rent” and together with the Manufacturing Space Base Rent and Interior Mechanical Space Base Rent, the “Base Rent”):

Months Following the Commencement Date	Annual Base Rent Rate Per Square Foot of Net Rentable Area	Annual Base Rent	Monthly Payment
1-60 61-120	$7.00 $8.00	$5,656.00 $6,464.00	$471.33 $538.67

The Base Rent shall be payable to Landlord at the address of the Landlord’s property manager set forth in Section 31 below (or such other address as may be designated by Landlord in writing from time to time) in monthly installments in legal tender of the United States of America, in advance, without demand, set-off or counterclaim except as herein expressly provided, on or before the first day of each calendar month during the Term hereof; provided, however, the first monthly payment of Base Rent shall be made on the Effective Date. If the Term of this Lease Agreement as described above commences on other than the first day of a calendar month or terminates on other than the last day of a calendar month, then the installments of Base Rent for such month or months shall be prorated and the installment or installments so prorated shall be paid in advance. The payment for such prorated month shall be calculated by multiplying the monthly installment by a fraction, the numerator of which shall be the number of days of the Term occurring during said commencement or termination month, as the case may be, and the denominator of which shall be the total number of days occurring in said commencement or termination month.
B.    In addition to the foregoing Base Rent and the Additional Rent to be paid by Tenant pursuant to Section 6 below, Tenant agrees to pay to Landlord as additional rent all charges for any services, goods or materials furnished by Landlord at Tenant’s request which are not required to be furnished by Landlord under this Lease Agreement, as well as other sums payable by Tenant hereunder, within ten (10) days after Landlord renders a statement therefor to Tenant. All Rent (as hereinafter defined) shall bear interest from the date due until paid at the greater of (i) two percent (2%) above the “prime rate” per annum of the JPMorgan Chase Bank, a New York banking corporation or its successor or such other “money center” bank as Landlord and Tenant may agree from time to time (“Chase”) in effect on said due date (or if the “prime rate” be discontinued, the base reference rate then being used by Chase to define the rate of interest charged to commercial borrowers) or (ii) ten percent (10%) per annum; provided, however, in no event shall the rate of interest hereunder exceed the maximum non-usurious rate of interest (hereinafter called the “Maximum Rate”) permitted by the applicable laws of the State of Texas or the United States of America, and to the extent that the Maximum Rate is determined by reference to the laws of the State of Texas, the Maximum Rate shall be the weekly ceiling (as defined and described in Chapter 303 of the Texas Finance Code, as amended) at the applicable time in effect.
C.    If the Net Rentable Area of the Leased Premises is modified for any reason, the provisions of this Lease Agreement which are contingent upon the size of the Leased Premises (including without limitation, Base Rental, Additional Rent, Tenant’s pro rata share, the Improvement Allowance and number of reserved Parking Spaces and number of unreserved Parking Spaces) shall be automatically adjusted to reflect the modification of the Net Rentable Area of the Leased Premises, effective as of the date of the determination made in accordance with Section 1.B above. If the Net Rentable Area of the Building is modified for any reason, the provisions of this Lease Agreement which are contingent upon the size of the Building (including, without limitation, Tenant’s pro rata share) shall automatically be adjusted to reflect the modification of the Net Rentable Area of the Building, effective as of the date of the determination made in accordance with Section 1.B above. The parties shall memorialize all such adjustments in an amendment to this Lease Agreement as soon as reasonably possible thereafter.
SEC. 6    ADDITIONAL RENT:
A.    As part of the consideration for the execution of this Lease Agreement, and in addition to the Base Rent specified above, Tenant covenants and agrees to pay, for each calendar year during the Term, as additional rent (the “Additional Rent”), Tenant’s pro rata share of the Operating Expenses (as hereinafter defined) for that year. Tenant’s pro rata share shall be a fraction, the numerator of which is the Net Rentable Area in the Manufacturing Space plus the

Net Rentable Area of the Interior Mechanical Space and the denominator of which is the Net Rentable Area in the Building, excluding the Net Rentable Area of the Exterior Mechanical Space and any other exterior mechanical space in, on or about the Building, which shall not be included in the calculation of Tenant’s pro rata share of Operating Expenses. Notwithstanding the foregoing sentence, in regards to the Interior Mechanical Space, Tenant’s pro-rata share of Operating Expenses (i) shall not include a component for janitorial services for such space, as janitorial services will not be furnished by Landlord to such space; and (ii) Tenant’s share of heating, ventilation and air conditioning (“HVAC”) costs for such space will be billed back in accordance with Exhibit H and H-1 of this Lease Agreement and will be equal to the HVAC costs attributable to the Interior Mechanical Space.
B.    All Operating Expenses shall be determined in accordance with generally accepted accounting principles, consistently applied and shall be computed on the accrual basis. The term “Operating Expenses” as used herein shall mean all expenses, costs and disbursements in connection with the ownership, operation, management, maintenance and repair of the Building, the Land, related pedestrian walkways, landscaping, fountains, roadways and parking facilities (including the Garage [as defined on Exhibit C]), and such additional facilities to service any of the foregoing in subsequent years as may be necessary or desirable in Landlord’s reasonable discretion (the Building, the Land and said additional facilities being hereinafter sometimes referred to as the “Complex”), including but not limited to the following:

(1)
Wages and salaries of all employees engaged in the operation, security, cleaning and maintenance of the Complex, including customary taxes, insurance and benefits relating thereto, allocated based upon the time such employees are engaged directly in providing such services, but not above the level of property manager.

(2)	All supplies, tools, equipment and materials used in operation and maintenance of the Complex.

(3)
Cost of all utilities for the Complex, including but not limited to the costs of water, electricity, gas, heating, lighting, air conditioning and ventilation; provided, however, in the event that Landlord elects to meter or sub-meter any or all of the aforementioned utilities in accordance with Section 7.E hereof, Operating Expenses shall not include the cost of such metered or sub-metered utilities provided to the Leased Premises or the leased premises of the other tenants in the Complex.

(4)
Cost of all janitorial service, maintenance and service agreements for the Complex and the equipment therein, including alarm service, security service, window cleaning, janitorial service, trash removal and elevator maintenance.

(5)
Cost of all insurance relating to the Complex which Landlord may elect to obtain, including but not limited to casualty and liability insurance applicable to the Complex and Landlord’s personal property used in connection therewith; the amount of the commercially reasonable deductible paid by Landlord or deducted from any insurance proceeds paid to Landlord shall also constitute an Operating Expense.

(6)
Accounting costs and audit fees attributable to Landlord's ownership of the Complex, including without limitation in connection with tax returns. All taxes and assessments and other governmental charges (whether federal, state, county or municipal and whether they be by taxing districts or authorities presently taxing the Leased Premises or by others subsequently created or otherwise) and any other taxes and improvement assessments attributable to the Complex, or its operation or the revenues or rents received therefrom (whether directly or indirectly through the use of a franchise, margin or other similar tax and whether or not such taxes allow for the deduction of expenses in calculating the base amount on which the tax is levied) but excluding, however, federal and state taxes on income (collectively, "Taxes”); provided, however, that if at any time during the Term, new taxes, assessments, levies, impositions or charges are imposed on the rents received from the

Complex or the rents reserved herein or any part thereof (whether directly or indirectly through the use of a franchise, margin or other similar tax), or the present method of taxation or assessment shall be so changed that the whole or any part of the taxes, assessments, levies, impositions or charges now levied, assessed or imposed on real estate and the improvements thereof shall be discontinued and as a substitute therefor, or in lieu of an increase to the tax rate thereof, taxes, assessments, levies, impositions or charges shall be levied, assessed and/or imposed wholly or partially as a capital levy or otherwise on the rents received from the Complex or the rents reserved herein or any part thereof (whether directly or indirectly through the use of a franchise, margin or similar tax and whether or not such taxes allow for the deduction of expenses in calculating the base amount on which the tax is levied), then such substitute or additional taxes, assessments, levies, impositions or charges, to the extent so levied, assessed or imposed, shall be deemed to be included within Taxes to the extent that such substitute or additional tax would be payable if the Complex were the only property of the Landlord subject to such tax. It is agreed that Tenant will also be responsible for ad valorem taxes on its personal property and on the value of leasehold improvements to the extent that the same exceed standard building allowance, provided, however, that such amount(s) is(are) expressly set out in the tax statements from the taxing authorities, or are reasonably determinable from tax statements that pertain specifically to the Leased Premises, even if no reference is made in such statements to “standard building allowance” or similar concepts.

(7)
Amortization of the cost of installation of capital investment items that have been (whether before or during the Term) or are hereafter installed for the purpose of reducing Operating Expenses or which may be required by any laws, ordinances, orders, rules, regulations and requirements which are amended, become effective or are interpreted differently after the Commencement Date which impose any duty with respect to or otherwise relate to the use, condition, occupancy, maintenance or alteration of the Complex. All such costs which relate to the installation of such capital investment items shall be amortized over the reasonable life of the capital investment item, with the reasonable life and amortization schedule being determined in accordance with generally accepted accounting principles as reasonably determined by Landlord.

(8)	The property management fees incurred by Landlord, in no event to exceed four percent (4%) of the gross revenues (but expressly excluding parking revenues) received by Landlord on the Complex.

(9)	Cost of repairs and general maintenance (excluding repairs and general maintenance paid by proceeds of insurance or by Tenant or other third parties) for the Complex.

(10)	The reasonable rental value of the Building management office (which shall not exceed 3,000 square feet of Net Rentable Area).

(11)	All costs incurred by Landlord for the purpose of reducing Operating Expenses, including, without limitation, the cost of all tax protests (subject to the provisions set forth in Section 6.B(7) above.
C.    Notwithstanding anything contained in this Lease Agreement to the contrary, the following shall not be included in or considered as Operating Expenses:

(1)
Except as set forth in Section 6.B(7) above, expenditures classified as capital expenditures, including without limitation, capital improvements, capital repairs, capital equipment and capital tools, under generally accepted accounting principles consistently applied, including rental payments with respect to capital items, or any non-cash charges such as depreciation or amortization. All costs incurred for the acquisition and renovation, construction and improving of the Complex and Garage, and readying same for occupancy and use, including without limitation tap fees or other one-time utility charges and initial installation of landscaping improvements, light fixtures and other items, even if the replacement thereof is permitted to be included in Operating Expenses shall be excluded from Operating Expenses.

(2)
Advertising, promotional expenses, leasing commissions, attorneys fees, costs and disbursements and other expenses incurred in connection with the leasing of the Complex or negotiations or disputes relating to leasing and lease interpretations with tenants or prospective tenants or other occupants of the Complex. Personnel costs of persons on-site and off-site to the extent same are engaged in leasing activities shall be excluded from Operating Expenses. Gifts, meals and entertainment expenses incurred with tenants, tenant prospects and brokers shall be excluded from Operating Expenses.

(3)
The cost of repairs or other work occasioned by any casualty which is covered by insurance or coverable by standard all risk property insurance available in Texas, or by the exercise of the right of eminent domain or otherwise reimbursed to Landlord from another source, net of deductibles carried by Landlord, and reasonable out-of-pocket cost of adjustment.

(4)
Landlord's cost of HVAC, electricity, water, janitorial and other services or benefits sold or provided to tenants in the Complex and for which Landlord is entitled to be reimbursed by such tenants as a separate additional charge or rental over and above the base rent or additional rent payments payable under the lease agreement with such tenant. The cost of providing HVAC services to other tenants at times or in quantities in excess of that made available to Tenant without special charge under this Lease Agreement, and the cost of providing electricity, water, janitorial or other services to other tenants in quantities or at specifications in excess of that made available to Tenant without special charge under this Lease Agreement, shall be excluded from Operating Expenses regardless of whether Landlord offers such services to other tenants without special charge under the terms of such other tenants' leases.

(5)
All costs (including permit, license and inspection fees), however paid, in demolishing, removing, completing, fixturing, furnishing, renovating, decorating or otherwise altering or improving space for tenants or other occupants of the Complex or for vacant space, or for any management office, including space planning, interior design and engineering work.

(6)
Except as set forth in Section 6.B(7) above, all costs incurred by Landlord in connection with the design or construction of the Complex or any equipment therein and related facilities, the correction of defects in design, construction or in the discharge of Landlord's obligations under Exhibit G attached to this Lease Agreement.

(7)
Except as set forth in Section 6.B(7) above, all costs of removing, remediating, encapsulating and/or monitoring any hazardous waste, substance or material, including, without limitation, asbestos containing materials, but excluding automotive fuels discharged in driving and parking areas of the Complex. Notwithstanding Section 6.B(7) above, all operating and capital costs required by or incurred in connection with (i) the installation of any capital improvement required by any law, ordinance or regulation enacted before the Effective Date, including, without limitation, the Americans with Disabilities Act, the Texas Architectural Barriers Act, the Houston Life Safety Ordinance, but excluding any changes in interpretations, enforcement or ruling thereon after the Effective Date, (ii) the existence of chlorofluorocarbons (freon) in the Complex heating ventilation and air conditioning system or variable air volume system, or (iii) any future asbestos abatement of the Complex shall be excluded from Operating Expenses.

(8)
All costs, including without limitation fines, penalties and legal fees, incurred or imposed in connection with any legal violation by Landlord or the property manager or any breach or default by Landlord under any loan or mortgage instrument or any lease or license agreement. All costs, including without limitation interest, late charges, penalties and legal fees, incurred in connection with any late payment by Landlord.

(9)
Except as otherwise provided in Section 6.B(6) above, federal and state taxes on income and inheritance, estate and gift taxes of Landlord, the property manager and their respective affiliates, and all taxes imposed on or calculated on the basis of any mortgage encumbering the Complex or Garage or in connection with any transfer of ownership of the Complex or Garage or beneficial interests therein.

(10)
Ad valorem taxes attributable to the leasehold improvements of Tenant and the other tenants of the Complex in excess of Complex standard but only to the extent (a) Landlord is reimbursed directly by such other tenants for any ad valorem taxes attributable to the above Building standard leasehold improvements of such other tenants or (b) a separate allocation is made by the applicable taxing authority.

(11)	All payments to any affiliate of Landlord for services in excess of the costs of arms-length, third-party providers for services of comparable quality and scope.

(12)	Compensation paid to clerks, attendants or other persons in commercial concessions operated by Landlord or the property manager.

(13)
All costs incurred in connection with the operation, maintenance or repair of any antennae or satellite facilities, unless such services are being provided to all tenants of the Complex, including Tenant.

(14)
Except as otherwise provided in Section 6.B(6) above, other costs (including consulting fees and related disbursements) incurred in connection with Landlord's ownership of the Complex to the extent not directly related to the operation, maintenance and repair thereof, including without limitation, costs of any disputes between Landlord and its employees or the property manager and costs of selling, syndicating, financing, mortgaging or hypothecating any of the Landlord's interest in the Complex and/or common areas, costs of defending Landlord's title or interest in and to said property.

(15)	All contributions to charitable organizations.

(16)	All contributions to reserves for Operating Expenses.

(17)
Except as otherwise provided in Section 6.B(6) above, any special assessments of taxes from any city, county, state or federal governmental agency, including, but not limited to, such items as parking income taxes.

(18)	Costs of repair or replacement for any item to the extent that Landlord is reimbursed for same pursuant to a warranty.

(19)	Costs which Landlord is reimbursed by its insurance carrier or by any tenant's insurance carrier or by any other entity.

(20)	Any fines, costs, penalties or interest resulting from the negligence or willful misconduct of the Landlord or its agents, contractors or employees.

(21)	Any bad debt loss, rent loss or reserves for bad debt or rent loss.

(22)
All payments of principal, interest or other charges of any kind incurred in connection with any indebtedness secured by the Complex, and any payments under any ground lease or other underlying lease; provided that if Landlord makes payment of ad valorem taxes to its lender, rather than to taxing authorities, then payment to the lender shall not be included in Operating Expenses, but payments by the lender to taxing authorities shall be considered payments by Landlord, to be included in Operating Expenses to the extent otherwise provided for herein.

(23)
The cost of any additional casualty insurance premium for the Complex in excess of the standard rate payable by Landlord, which additional cost is attributable to: (a) the tenancy of a particular tenant or tenants in the Complex other than Tenant or (b) the use of any part of the Complex by Landlord other than for purposes of providing general services to the Complex.

(24)	Accounting costs and audit fees attributable to Landlord's ownership (as opposed to the operation) of the Complex, including in connection with Landlord’s income tax returns.
D.    If the Term of this Lease Agreement commences or terminates on other than the first day of a calendar year, Tenant’s Additional Rent shall be prorated for such commencement or termination year, as the case may be, by multiplying each by a fraction, the numerator of which shall be the number of days of the Term during the commencement or termination year, as the case may be, and the denominator of which shall be 365, and the calculation described in Section 6.F below shall be made as soon as reasonably possible after the termination of this Lease Agreement, Landlord and Tenant hereby agreeing that the provisions relating to said calculation shall survive the termination of this Lease Agreement.
E.    On or about January 1 of each calendar year during the Term, Landlord shall endeavor to deliver to Tenant Landlord’s good faith estimate of Tenant’s Additional Rent (the “Estimated Additional Rent”) for such year. The Estimated Additional Rent shall be paid in equal installments in advance on the first day of each month. If Landlord does not deliver an estimate to Tenant for any year by January 1 of that year, Tenant shall continue to pay Estimated Additional Rent based on the prior year’s estimate until Landlord’s estimate is delivered to Tenant. From time to time during any calendar year, but in no event more than twice in any calendar year, Landlord may revise its estimate of the Additional Rent for that year based on either actual or reasonably anticipated increases in Operating Expenses, and the monthly installments of Estimated Additional Rent shall be appropriately adjusted for the remainder of that year in accordance with the revised estimate so that by the end of the year, the total payments of Estimated Additional Rent paid by Tenant shall equal the amount of the revised estimate.
F.    Within one hundred fifty (150) days after the end of each calendar year during the Term, or as soon as reasonably practicable thereafter, Landlord shall provide Tenant a statement showing the Operating Expenses for said calendar year, prepared in accordance with generally accepted accounting practices, and a statement prepared by Landlord comparing Estimated Additional Rent paid by Tenant with actual Additional Rent. If the Estimated Additional Rent paid by Tenant, if any, exceeds the actual Additional Rent for said calendar year, Landlord shall pay Tenant an amount equal to such excess at Landlord’s option, by either giving a credit against rentals next due, if any, or by direct payment to Tenant within thirty (30) days of the date of such statement. If the actual Additional Rent exceeds Estimated Additional Rent for said calendar year, Tenant shall pay the difference to Landlord within thirty (30) days of receipt of the statement. The provisions of this paragraph shall survive the expiration or termination of this Lease Agreement. Any amount due to the Landlord as shown on Landlord’s statement described above, whether or not disputed by Tenant as provided herein shall be paid by Tenant when due as provided above, without prejudice to any subsequent written exception made pursuant to Section 6.I. The Base Rent, Additional Rent and all other sums of money that become due and payable under this Lease Agreement shall collectively be referred to herein as “Rent”.
G.    Notwithstanding any other provision herein to the contrary, it is agreed that if less than one hundred percent (100%) of the Net Rentable Area of the Building is occupied during any calendar year or if less than one hundred percent (100%) of the Net Rentable Area of the Building is being provided with Building standard services during any calendar year, an adjustment shall be made in computing each component of the Operating Expenses for that year which varies with the rate of occupancy of the Building (such as, but not limited to, utilities, management fees and janitorial services) so that the total Operating Expenses shall be computed for such year as though the Building had been one hundred percent (100%) occupied during such year and as though one hundred percent (100%) of the Building had been provided with Building standard services during that year.
H.    All Additional Rent shall be paid by Tenant to Landlord contemporaneously with the required payment of Base Rent on the first day of each calendar month, monthly in advance, for each month of the Term, in lawful money of the United States at the address of the Landlord’s property manager specified in Section 31 below (or such other address as may be designated by Landlord in writing from time to time). No payment by Tenant or receipt by Landlord of an amount less than the amount of Rent herein stipulated to be paid shall be deemed to be other than on account of the stipulated Rent, nor shall any endorsement on any check or any letter accompanying such payment of Rent be deemed an accord and satisfaction, but Landlord may accept such payment without prejudice to his rights to collect the balance of such Rent.
I.    Landlord shall maintain full and complete records of Operating Expenses and exclusions therefrom in accordance with generally accepted accounting principles and good commercial practice and sufficient to enable Tenant to audit Operating Expenses to confirm that Operating Expenses are being charged in accordance with this Lease Agreement.  Not more than once per calendar year, and only on or before the sixtieth (60th) day following the date Landlord delivered the statement described in Section 6.F above to Tenant setting out the adjustment, if any, to the Estimated Additional Rent (the Estimated Additional Rent, as adjusted by such statement, is hereinafter referred to as the “Adjusted Additional Rent”), Tenant shall have the right, directly or through agents or contractors, to commence an inspection and audit of Landlord’s books and records pertaining to Operating Expenses and exclusions therefrom for the period covered by the statement only, upon reasonable advance notice to and coordination with Landlord; provided, however, in no event will Landlord be obligated to permit any such inspection or audit to be performed by a consultant or firm that is compensated by Tenant on a contingent fee or percentage of recovery basis.  If Tenant fails to commence such audit on or before the sixtieth (60th) day following the date Landlord delivered the statement described in Section 6.F above to Tenant or to complete such audit and deliver the auditor’s report to Landlord before the ninetieth (90th) day following the delivery of such statement, then Tenant shall conclusively be deemed to have accepted the Adjusted Additional Rent specified in such statement and to have waived any right to contest such amount in the future.  The cost of any such review or audit by Tenant shall be borne solely by Tenant. Notwithstanding the foregoing, if following such audit it is conclusively determined that the Adjusted Additional Rent exceeds the actual Additional Rent by more than five percent (5%) for the calendar year in question, Landlord shall reimburse Tenant for all of Tenant’s reasonable out of pocket costs and expenses incurred by Tenant in connection with such audit.  If following such audit, it is conclusively determined that the Adjusted Additional Rent paid by Tenant exceeds the actual Additional Rent for said calendar year, Landlord shall pay Tenant an amount equal to such excess at Landlord’s option, by either giving a credit against rentals next due, if any, or by direct payment to Tenant within thirty (30) days of the date of such determination.  If as a result of such audit, it is conclusively determined that the actual Additional Rent exceeds the Adjusted Additional Rent for said calendar year, Tenant shall pay to Landlord within thirty (30) days of the date of such determination, the positive difference between the amount that the actual Additional Rent exceeds the Adjusted Additional Rent for said calendar year.
J.    Landlord and Tenant hereby each acknowledge and agree that they are knowledgeable and experienced in commercial transactions and further hereby acknowledge and agree that the provisions of this Lease Agreement for determining Operating Expenses and other charges are commercially reasonable and valid even though such methods may not state precise mathematical formulae for determining such Operating Expenses. ACCORDINGLY, TENANT HEREBY VOLUNTARILY AND KNOWINGLY WAIVES ALL RIGHTS AND BENEFITS TO WHICH TENANT MAY BE ENTITLED UNDER SECTION 93.012 OF THE TEXAS PROPERTY CODE, AS ENACTED BY HOUSE BILL 2186, 77TH LEGISLATURE, AS SUCH SECTION NOW EXISTS OR AS SAME MAY BE HEREAFTER AMENDED OR SUCCEEDED.
SEC. 7 SERVICES AND UTILITIES:

A. Provided no Event of Default has occurred and is continuing hereunder, and subject to the provisions of Sections 7.B and 7.C below, Landlord shall furnish the following services and amenities (collectively, the “Required Services”) to Tenant (and its assignees and sublessees permitted hereunder) while occupying the Manufacturing Space:
(1)    Domestic water at those points of supply provided for general use of the tenants of the Building;
(2)    Chilled water piping to the main Building back bone located in the center of the Building mechanical rooms on the fifth (5th) floor of the Building for central heat, ventilation and air conditioning in season, twenty-four (24) hours per day, seven (7) days per week, all as more particularly described on Exhibit H attached hereto and made a part hereof for all purposes;
(3)    Electric lighting service for all public areas and special service areas of the Building in the manner and to the extent deemed by Landlord to be in keeping with the standards of other comparable medical office buildings in and in the vicinity of the Texas Medical Center area of Houston, Texas;
(4)    Janitor service on a five (5) day week basis, in the manner and to the extent deemed standard by Landlord during the periods and hours as such services are normally furnished to tenants in the Building and such window-washing as may from time to time in Landlord’s judgment reasonably be required, all in keeping with the standards of other comparable medical office buildings in and in the vicinity of the Texas Medical Center area of Houston, Texas;
5)    On-site security personnel and equipment for the Building; provided, however, that Tenant agrees that Landlord shall not be responsible for the adequacy or effectiveness of such security provided that (i) Landlord has exercised reasonable care in the selection of the security contractor and equipment, and (ii) the scope and extent of the security services contracted for by Landlord are in keeping with the standards of other comparable medical office buildings in and in the vicinity of the Texas Medical Center area of Houston, Texas;
6)    Electrical facilities to furnish 24 hours a day, seven days a week (i) power to operate typewriters, personal computers, calculating machines, photocopying machines and other equipment that operates on 120/208 volts (collectively, the “Low Power Equipment”); provided, however, total rated connected load by the Low Power Equipment shall not exceed an annual average of four (4) watts per square foot of Net Rentable Area of the Manufacturing Space and Interior Mechanical Space and (ii) power to operate Tenant’s lighting and Tenant’s equipment that operates on 277/480 volts (collectively, the “High Power Equipment”); provided, however, total rated connected load by the High Power Equipment shall not exceed an annual average of two (2) watts per square foot of Net Rentable Area of the Manufacturing Space and Interior Mechanical Space. In the event that the Tenant's connected loads for low electrical consumption (120/208 volts) and high electrical consumption (277/480 volts) are in excess of those loads stated above, as determined by an independent utility consultant, and Landlord agrees to provide such additional load capacities to Tenant (such determination to be made by Landlord in its sole discretion), then Landlord may install and maintain, at Tenant’s expense, electrical submeters, wiring, risers, transformers, and electrical panels, and other items required by Landlord, in Landlord’s discretion, to accommodate Tenant’s design loads and capacities that exceed those loads stated above, including, without limitation, the installation and maintenance thereof.
(7) All Building standard fluorescent bulb replacement and all incandescent bulb replacement in the Common Areas of the Complex; and
(8) Non-exclusive passenger elevator service to the Manufacturing Space twenty-four (24) hours per day and non-exclusive freight elevator service during normal business hours of the Building.
B.    The obligation of Landlord to provide the Required Services shall be subject to governmental regulation thereof (i.e., rationing, temperature control, etc.) and any such regulation that impairs Landlord’s ability to provide the Required Services as herein stipulated shall not constitute an Event of Default hereunder but rather providing the applicable Required Services to the extent allowed pursuant to such regulations shall be deemed to be full compliance with the obligations and agreements of Landlord hereunder.

C.    To the extent any of the Required Services require electricity, gas and water supplied by public utilities or others, Landlord’s covenants hereunder shall only impose on Landlord the obligation to use its good faith efforts to cause the applicable public utilities or other providers to furnish the same. Failure by Landlord to furnish any of the Required Services to any extent, or any cessation thereof, due to failure of any public utility or other provider to furnish service to the Building, or any other cause beyond the reasonable control of Landlord, shall not render Landlord liable in any respect for damages to either person or property, nor be construed as an eviction of Tenant, nor work an abatement of Rent, nor relieve Tenant from fulfillment of any covenant or agreement hereof. As used herein, the phrase “cause beyond the reasonable control of Landlord” shall include, without limitation, acts of the public enemy, restraining of government, unavailability of materials, strikes, civil riots, floods, hurricanes, tornadoes, earthquakes and other severe weather conditions or acts of God. In the event of any failure by Landlord to furnish any of the Required Services to any extent, or any cessation thereof, due to malfunction of any equipment or machinery, or any other cause within the reasonable control of Landlord, Tenant shall have no claim for rebate of Rent or damages on account thereof, except as provided herein, provided that Landlord utilizes its reasonable efforts to promptly repair said equipment or machinery and to restore said Required Services as soon thereafter as is reasonably practicable. If the interruption of Essential Required Services (as defined herein) is caused by the negligence or willful misconduct of Landlord, its employees, contractors, subcontractors or agents or lies within Landlord’s reasonable control and such interruption renders any portion of the Leased Premises, as applicable, unusable by Tenant for its intended purpose, then if such Essential Required Services are not restored within five (5) consecutive days following the initial interruption of Essential Required Services, Tenant shall receive an abatement of all Base Rent and Additional Rent as to the portion of the Leased Premises, as applicable, rendered unusable for its intended purpose beginning on the sixth (6th) consecutive day following the initial interruption of Essential Required Services until such Essential Required Services are restored. Furthermore, if such interruption of Essential Required Services renders the Manufacturing Space unusable for its intended purpose for more than sixty (60) consecutive days and Landlord fails to commence to cure and thereafter diligently pursue the cure of such interruption within such sixty (60) consecutive day period, then Tenant may terminate this Lease Agreement by delivering written notice to Landlord at any time after the expiration of such 60-day period unless Landlord has commenced to cure such interruption. The foregoing Rent abatement and termination rights shall be Tenant’s sole recourse in the event of an interruption of an Essential Required Service. Landlord in no event shall be liable for damages by reason of loss of profits, business interruption or other consequential damages. The provisions of this Section 7.C do not apply in the case of a casualty or condemnation under Sections 13 and 14 hereof, which provisions shall govern in such circumstances. As used herein, the term “Essential Required Services” means any one or more of the following services to the extent Landlord is required to provide such service to Tenant under this Lease Agreement: HVAC, electricity, water, and/or elevator service.
D.    Tenant hereby acknowledges and agrees that Landlord is obligated to provide only the Required Services under this Lease Agreement, and that Landlord, its agents and representatives, have made no representations whatsoever of any additional services or amenities to be provided by Landlord now or in the future under this Lease Agreement. Notwithstanding the foregoing, Tenant recognizes that Landlord may, at Landlord’s sole option, elect to provide additional services or amenities for the tenants of the Building from time to time, and hereby agrees that Landlord’s discontinuance of any provision of any such additional services or amenities shall not constitute a default of Landlord under this Lease Agreement nor entitle Tenant to any abatement of or reduction in Rent.
E.    Notwithstanding anything contained in this Section 7 to the contrary, Landlord shall have the right to install, at Tenant’s sole cost and expense, meters or sub-meters within the Leased Premises for the purpose of metering or sub-metering water, electricity or any other utility provided to the Leased Premises, and may install, at its sole discretion and at Tenant’s sole cost and expense, meters or sub-meters for the purpose of metering or sub-metering heating, air conditioning and ventilation. In the event that Landlord installs one or more of the aforementioned meters or sub-meters, Landlord shall provide an invoice to Tenant for the utilities provided to the Leased Premises on a monthly basis in arrears based on the actual costs charged to Landlord for providing such utilities to the Leased Premises, which shall be paid by Tenant as Additional Rent on or before the first day of the following calendar month, along with the remainder of the Additional Rent then due and owing by Tenant. In the alternative, Landlord shall have the continuing right to require Tenant to procure water, electricity and/or any other utility directly from a reputable third party service provider (“Provider”) for Tenant’s own account in which case Tenant shall be responsible for the payment of such utilities directly to such Provider. In such event, Tenant shall require each Provider to comply with the Building’s rules and regulations, all applicable laws, and Landlord’s reasonable policies and practices for the Building. Tenant acknowledges Landlord’s current policy that requires all Providers utilizing any area of the Complex outside the Premises to be approved by Landlord and to enter into a written agreement reasonably acceptable to Landlord prior to gaining access to, or making any installations in or through, such area. Accordingly, Tenant shall give Landlord written notice sufficient for such purposes.
SEC. 8 MAINTENANCE, REPAIRS AND USE:
A.    Landlord shall provide for the cleaning and maintenance of the public portions of the Building including painting and landscaping surrounding the Building. Unless otherwise expressly stipulated herein, Landlord shall not be required to make any improvements or repairs of any kind or character on the Leased Premises during the Term, except such repairs as may be required by normal maintenance operations to the exterior walls, corridors, windows, roof and other structural elements and equipment of the Building.
B.    Landlord, its officers, agents, designees and representatives shall have the right to enter all parts of the Leased Premises at all reasonable hours upon at least 24 hours’ advance notice (except in the event of an emergency or to provide janitorial service, in which case no notice is required) for the purposes of: (i) inspecting same for compliance with Tenant’s obligations hereunder, (ii) cleaning, making repairs, alterations or additions to the Building or Leased Premises which it may deem necessary or desirable, (iii) to provide any service which it is obligated to furnish to Tenant, or (iv) showing the Leased Premises to prospective purchasers, mortgagees, or prospective tenants (but with prospective tenants only, during the last 6 months of the Term), and Tenant shall not be entitled to any abatement or reduction of Rent by reason thereof; provided, however, Landlord shall use commercially reasonable efforts not to disturb Tenant’s use of the Leased Premises and accommodate Tenant’s preferred time of entry to the extent reasonable under the circumstances. Further, Tenant may elect to have a Tenant representative escort Landlord, its officers, agents, designees and representatives through the Leased Premises provided such election shall not delay Landlord’s entry into the Leased Premises. Landlord shall use commercially reasonable efforts to cause all parties entering the Leased Premises on Landlord’s behalf or invitation to keep all information learned about Tenant’s business operations during any such visit to the Leased Premises confidential and shall not disclose any such information to a third party.
C.    Landlord may, at its option and at the cost and expense of Tenant, repair or replace any damage or injury done to the Complex or any part thereof, caused by Tenant, Tenant’s agents, employees, licensees, invitees or visitors; Tenant shall pay the reasonable cost thereof to Landlord within 30 days of demand. Tenant further agrees to maintain and keep the interior of the Leased Premises in good repair and condition at Tenant’s expense. Tenant agrees not to commit or allow any waste or damage to be committed on any portion of the Leased Premises, and at the termination of this Lease Agreement, by lapse of time or otherwise, to deliver up the Leased Premises to Landlord in as good condition as on the Commencement Date, ordinary wear and tear and casualty and condemnation damage alone excepted, and upon such termination of this Lease Agreement, Landlord shall have the right to re-enter and resume possession of the Leased Premises.
D.    Tenant will not use, occupy or permit the use or occupancy of the Leased Premises for any purpose which is directly or indirectly forbidden by law, ordinance or governmental or municipal regulation or order, or which may be dangerous to life, limb or property; or permit the maintenance of any public or private nuisance; or do or permit any other thing which may unreasonably interfere with, annoy or disturb the quiet enjoyment of any other tenant of the Building; or keep any substance or carry on or permit any operation which might emit offensive odors or conditions into other portions of the Complex; or use any apparatus which might make undue noise or set up vibrations in the Complex; or permit anything to be done which would increase the fire and extended coverage insurance rate on the Building or contents and if there is any increase in such rates by reason of acts of Tenant, then Tenant agrees to pay such increase promptly upon demand therefor by Landlord. In the event Tenant fails to correct, cure or discontinue such prohibited or dangerous use within five (5) days following notice from the Landlord, such failure shall constitute an Event of Default by Tenant hereunder and Landlord shall have all of its remedies as set forth in this Lease Agreement.

SEC. 9 QUIET ENJOYMENT; RIGHTS RESERVED:
A.    Tenant, on paying the said Rent and performing the covenants herein agreed to be by it performed, shall and may peaceably and quietly have, hold and enjoy the Leased Premises for the said Term.
B.    Notwithstanding anything herein to the contrary, provided no such actions materially adversely affect Tenant’s access to or use of the Leased Premises or the Garage, Landlord hereby expressly reserves the right in its sole discretion to (i) temporarily or permanently change the location of, close, block or otherwise alter any streets, driveways, entrances, corridors, doorways or walkways leading to or providing access to the Complex or any part thereof or otherwise restrict the use of same provided such activities do not unreasonably impair Tenant’s access to the Leased Premises, or reduce the size or configuration of the Leased Premises, (ii) improve, remodel, add additional floors to or otherwise alter the Building, (iii) construct, alter, remodel or repair one or more parking facilities (including garages) on the Land, and (iv) convey, transfer or dedicate portions of the Land. In addition, Landlord shall have the right, in its sole discretion, at any time during the Term to attach to any or all of the Building windows a glazing, coating or film or to install storm windows for the purpose of improving the Building’s energy efficiency. Tenant shall not remove, alter or disturb any such glazing, coating or film. The addition of such glazing, coating or film, or the installation of storm windows or the exercise of any of Landlord’s rights pursuant to this Section 9, shall in no way reduce Tenant’s obligations under this Lease Agreement or impose any liability on Landlord and it is agreed that Landlord shall not incur any liability whatsoever to Tenant as a consequence thereof and such activities shall not be deemed to be a breach of any of Landlord’s obligations hereunder. Landlord agrees to exercise good faith in notifying Tenant within a reasonable time in advance of any alterations, modifications or other actions of Landlord under this Section 9. Any diminution or shutting off of light, air or view by any structure which is now or may hereafter be effected on lands adjacent to the Building shall in no way affect this Lease Agreement or impose any liability on Landlord. Noise, dust or vibration or other incidents caused by or arising out of any work performed pursuant to the exercise of Landlord’s rights reserved in this Section 9 or new construction of improvements on lands adjacent to the Building, whether or not owned by Landlord, or on the Land shall in no way affect this Lease Agreement or impose any liability on Landlord. Tenant agrees to cooperate with Landlord in furtherance of Landlord’s exercise of any of the rights specified in this Section 9.
SEC. 10 ALTERATIONS:
A.    Tenant shall not make or allow to be made (except as otherwise provided in this Lease Agreement) any alterations or physical additions (including fixtures) in or to the Leased Premises (which for the purposes hereof includes the placement of safes, vaults and other heavy furniture or equipment), without first obtaining the written consent of Landlord; provided, however, Landlord’s consent to (i) any alterations or physical additions (including fixtures) to the Leased Premises which do not affect the HVAC, plumbing, electrical or mechanical systems or structural elements of the Leased Premises or the Building or (ii) the placement of safes, vaults or other heavy furniture or equipment within the Leased Premises, shall not be unreasonably withheld, conditioned or delayed. In addition, Tenant shall not be permitted to take x-rays or core drill or penetrate the floor of the Leased Premises or any other floor of the Building without first obtaining the Landlord’s consent, which consent shall not be unreasonably withheld, conditioned or delayed. However, notwithstanding the foregoing, Landlord acknowledges and agrees that Tenant may drill into the floor slab for plumbing associated with drainage, the location and scheduling thereof to be consented to by Landlord, which consent shall not be unreasonably withheld, conditioned or delayed. The cost of any consultant or engineer hired by Landlord in connection with such work undertaken by Tenant shall be paid for by Tenant as additional rent hereunder. Tenant shall submit requests for consent to make alterations or physical additions together with copies of the plans and specifications for such alterations. Subsequent to obtaining Landlord’s consent and prior to commencement of construction of the alterations or physical additions, Tenant shall deliver to Landlord the building permit, a copy of the executed construction contract covering the alterations and physical additions and evidence of contractor’s and subcontractor’s insurance, such insurance being with such companies, for such periods and in such amounts as Landlord may reasonably require, naming the Landlord Parties (as defined on Exhibit I) as additional insureds. Tenant shall pay to Landlord upon demand a review fee in the amount of Landlord’s actual costs incurred to compensate Landlord for the cost of review and approval of the plans and specifications and for additional administrative costs incurred in monitoring the construction of the alterations, all such charges to Tenant to be reasonable. Tenant shall deliver to

Landlord a copy of the “as-built” plans and specifications for all alterations or physical additions so made in or to the Leased Premises, and shall reimburse Landlord for the cost incurred by Landlord to update its current architectural plans for the Building.
B.    Tenant shall indemnify, defend (with counsel reasonably acceptable to Landlord) and hold harmless the Landlord Parties from and against all costs (including reasonable attorneys’ fees and costs of suit), losses, liabilities, or causes of action arising out of or relating to any alterations, additions or improvements made by Tenant to the Leased Premises, including but not limited to any mechanics’ or materialmen’s liens asserted in connection therewith.
C.    Tenant shall not be deemed to be the agent or representative of Landlord in making any such alterations, physical additions or improvements to the Leased Premises, and shall have no right, power or authority to encumber any interest in the Complex in connection therewith other than Tenant’s leasehold estate under this Lease Agreement. However, should any mechanics’ or other liens be filed against any portion of the Complex or any interest therein (other than Tenant’s leasehold estate hereunder) by reason of Tenant’s acts or omissions or because of a claim against Tenant or its contractors, Tenant shall cause the same to be canceled or discharged of record by bond or otherwise within twenty (20) days after notice by Landlord. If Tenant shall fail to cancel or discharge said lien or liens, within said twenty (20) day period, which failure shall be deemed to be an Event of Default hereunder without the necessity of any further notice, Landlord may, at its sole option and in addition to any other remedy of Landlord hereunder, cancel or discharge the same and upon Landlord’s demand, Tenant shall promptly reimburse Landlord for all costs incurred in canceling or discharging such lien or liens.
D.    Tenant shall cause all alterations, physical additions, and improvements (including fixtures), constructed or installed in the Leased Premises by or on behalf of Tenant to comply with all applicable governmental codes, ordinances, rules, regulations and laws. Tenant acknowledges and agrees that neither Landlord’s review and approval of Tenant’s plans and specifications nor its observation or supervision of the construction or installation thereof shall constitute any warranty or agreement by Landlord that same comply with such codes, ordinances, rules, regulations and laws or release Tenant from its obligations under this Section 10.D.
E.    Tenant shall be wholly responsible for any accommodations or alterations that are required by applicable governmental codes, ordinances, rules, regulations and laws to be made to the Leased Premises to accommodate disabled employees and customers of Tenant, including, without limitation, compliance with the Americans with Disabilities Act (42 U.S.C. §§ 12101 et seq.) and the Texas Architectural Barriers Act (Texas Government Code, Chapter 469) (collectively, the “Accommodation Laws”) to the extent interpreted and enforced from time to time, as well as all applicable regulatory requirements promulgated by the Centers for Medicare and Medicaid Services (“CMS”), the State of Texas, Occupational Safety and Health Administration and the administrative regulations promulgated thereunder and all other federal, state and local statutory and regulatory requirements and building codes, including, without limitation, state hospital licensing standards and CMS certification regulations (collectively, the “Healthcare Laws”). Except to the extent provided below, Landlord shall be responsible for making all accommodations and alterations to the Common Areas of the Building necessary to comply with the Accommodation Laws and any other federal, state and local statutory and regulatory requirements and building codes. Notwithstanding the foregoing, Landlord may perform, at Tenant’s sole cost and expense, any accommodations or alterations that are required by the Accommodation Laws and/or Healthcare Laws or that are required by any governmental official acting pursuant to the Accommodation Laws and/or Healthcare Laws to any area outside of the Leased Premises which are triggered by any alterations or additions to the Leased Premises or by the proposed use of the Premises as described in Section 3 and Tenant shall reimburse Landlord for such cost and expense within thirty (30) days of demand.
SEC. 11 FURNITURE, FIXTURES AND PERSONAL PROPERTY: Tenant may remove its trade fixtures, office supplies and movable office furniture and equipment not attached to the Building provided: (a) such removal is made prior to the termination of this Lease Agreement; (b) Tenant is not in default of any obligation or covenant under this Lease Agreement at the time of such removal; and (c) Tenant promptly repairs all damage caused by such removal. All other property at the Leased Premises and any alterations or additions to the Leased Premises (including wall-to-wall carpeting, paneling or other wall covering) and any other article attached or affixed to the floor, wall or ceiling of the Leased Premises (excluding lab benches which will be considered movable equipment not attached to the Building and which may be removed by Tenant in accordance with the first sentence of this Section 11) shall become the property of Landlord and shall remain upon and be surrendered with the Leased Premises as a part thereof at the termination of the Lease Agreement by lapse of time or otherwise, Tenant hereby waiving all rights to any payment or compensation therefor. Tenant will, prior to termination of this Lease Agreement, remove any and all alterations, additions, fixtures, equipment and property placed or installed by Tenant in the Leased Premises and will repair any damage caused by such removal; provided, however, Tenant shall not be obligated to remove any alterations or physical additions that affect the Leased Premises or the Building if at such time as Landlord approves any such alterations or physical additions pursuant to Section 10 above, Landlord notifies Tenant in writing that Landlord requires such items not be removed upon the expiration or termination of this Lease Agreement. In addition, Tenant shall be required prior to the termination of this Lease Agreement to remove all of its telecommunications equipment, including, but not limited to, all switches, cabling, wiring, conduit, racks and boards, whether located in the Leased Premises or in the Common Areas. If Tenant does not complete all removals prior to the termination of this Lease Agreement, Landlord may remove such items (or contract for the removal of such items), Tenant shall reimburse Landlord upon demand for the reasonable costs incurred by Landlord in connection therewith and Tenant shall be deemed to be holding over pursuant to Section 26 below until such time as such items have been removed from the Leased Premises. This Section 11 shall survive the expiration or termination of this Lease Agreement.
SEC. 12 SUBLETTING AND ASSIGNMENT:
A.    In the event Tenant should desire to assign this Lease Agreement or sublet the Leased Premises or any part thereof or allow same to be used or occupied by others, Tenant shall give Landlord written notice (which shall specify the duration of said desired sublease or assignment, the date same is to occur, the exact location of the space affected thereby, the proposed rentals on a square foot basis chargeable thereunder and sufficient information of the proposed sublessee or assignee regarding its intended use, financial condition and business operations) of such desire at least fifteen (15) days in advance of the date on which Tenant desires to make such assignment or sublease or allow such a use or occupancy. Landlord shall then have a period of ten (10) days following receipt of such notice within which to notify Tenant in writing that Landlord elects:

(1)
in the event such assignee or sublessee fails to meet the conditions set forth in subparagraph (3) below, to refuse to permit Tenant to assign this Lease Agreement or sublet such space, and in such case this Lease Agreement shall continue in full force and effect in accordance with the terms and conditions hereof; or

(2)
to terminate this Lease Agreement as to the space so affected as of the date so specified by Tenant in which event Tenant shall be relieved of all obligations hereunder as to such space arising from and after such date; provided, however, that if Landlord elects to terminate this Lease Agreement pursuant to this Section 12.A(2), Tenant shall have ten (10) days after receipt of written notice of Landlord’s election during which Tenant may, if it so desires, withdraw its request for Landlord’s consent to such assignment or sublease, in which event this Lease Agreement shall remain in full force and effect as if such request for Landlord’s consent had not been made; or

(3)
to permit Tenant to assign this Lease Agreement or sublet such space for the duration specified in such notice, such approval not to be unreasonably withheld, conditioned or delayed, if (a) the nature and character of the proposed assignee or sublessee and the principals thereof, their business and activities and intended use of the Leased Premises are in Landlord’s reasonable judgment consistent with the current standards of the Building and the floor or floors on which the Leased Premises are located, (b) neither the proposed assignee or sublessee (nor any party which, directly or indirectly, controls or is controlled by or is under common control with the proposed assignee or sublessee) is a department, representative or agency of any governmental body or then an occupant of any part of the Building or a party with whom Landlord is then negotiating to lease space in the Building or in any adjacent Building owned by Landlord or an affiliate of Landlord in and in the vicinity of the Texas Medical Center area of Houston, Texas, (c) the form and substance of the proposed sublease or instrument of assignment are acceptable to Landlord (which acceptance by Landlord shall not be unreasonably withheld, conditioned or delayed) and is expressly subject to all of the terms and provisions of this Lease Agreement and to any matters to which this Lease Agreement is subject, (d) the proposed occupancy would not (1) increase Landlord’s cleaning requirements, (2) impose an extra burden upon the services to be supplied by Landlord to Tenant hereunder, (3) violate the current rules and regulations of the Building, (4) violate the provisions of any other leases of tenants in the Building or (5) cause alterations or additions to be made to the Building (excluding the Leased Premises), (e) Tenant enters into a written agreement with Landlord whereby it is agreed that fifty percent (50%) of any rent realized by Tenant as a result of said sublease or assignment in excess of the Base Rent and Additional Rent payable to Landlord by Tenant under this Lease Agreement and any and all sums and other considerations of whatsoever nature paid to Tenant by the assignee or sublessee for or by reason of such assignment or sublease, including, but not limited to, sums paid for the sale of Tenant’s fixtures, leasehold improvements, equipment, furniture, furnishings or other personal property in excess of the fair market value thereof (that is, after deducting and giving Tenant credit for Tenant’s reasonable costs directly associated therewith, including reasonable brokerage fees, reasonable marketing costs, reasonable attorney’s fees and the reasonable cost of remodeling or otherwise improving the Leased Premises for said assignee or sublessee but excluding any free rentals or the like offered to any such sublessee or assignee) shall be payable to Landlord such payments are actually received by Tenant, (f) the granting of such consent will not constitute a default under any other agreement to which Landlord is a party or by which Landlord is bound and (g) the creditworthiness of the proposed assignee or sublessee and the principals thereof is acceptable to Landlord, in Landlord’s reasonable discretion.
B.    No assignment or subletting by Tenant shall be effective unless Tenant shall execute, have acknowledged and deliver to Landlord, and cause each sublessee or assignee to execute, have acknowledged and deliver to Landlord, an instrument in form and substance reasonably acceptable to Landlord in which (i) such sublessee or assignee adopts this Lease Agreement and assumes and agrees to perform jointly and severally with Tenant, all of the obligations of Tenant under this Lease Agreement, as to the space transferred to it, (ii) Tenant and such sublessee or assignee agree to provide to Landlord, at their expense, direct access from a public corridor in the Building to the transferred space, (iii) such sublessee or assignee agrees to use and occupy the transferred space solely for the purpose specified in Section 3 and otherwise in strict accordance with this Lease Agreement and (iv) Tenant acknowledges and agrees that, notwithstanding such subletting or assignment, Tenant remains directly and primarily liable for the performance of all the obligations of Tenant hereunder (including, without limitation, the obligation to pay Rent), and Landlord shall be permitted to enforce this Lease Agreement against Tenant or such sublessee or assignee, or both, without prior demand upon or proceeding in any way against any other persons. Tenant shall, upon demand, reimburse Landlord for all reasonable out-of-pocket expenses incurred by Landlord in connection with a request made by Tenant pursuant to this Section 12, including, without limitation, any investigations as to the acceptability of the proposed assignee or sublessee, and all legal costs reasonably incurred in connection with the granting of any requested consent.
C.    Any consent by Landlord to a particular assignment or sublease shall not constitute Landlord’s consent to any other or subsequent assignment or sublease, and any proposed sublease or assignment by any assignee or sublessee shall be subject to the provisions of this Section 12 as if it were a proposed sublease or assignment by Tenant. The prohibition against an assignment or sublease described in this Section 12 shall be deemed to include a prohibition against (i) Tenant’s mortgaging or otherwise encumbering its leasehold estate, (ii) an assignment or sublease which may occur by merger or operation of law and (iii) permitting the use or occupancy of the Leased Premises, or any part thereof, by anyone other than Tenant, each of which shall be ineffective and void and shall constitute an Event of Default under this Lease Agreement unless consented to by Landlord in writing in advance, which consent shall not be unreasonably withheld, conditioned or delayed. For purposes hereof, the transfer of the ownership or voting rights in a controlling interest of the voting stock of Tenant (if Tenant is a corporation) or the transfer of a general partnership interest or a majority of the limited partnership interest in Tenant (if Tenant is a partnership) or the transfer of a majority of the membership interests in Tenant (if Tenant is a limited liability company), at any time throughout the Term, shall be deemed to be an assignment of this Lease Agreement.

D.    Notwithstanding anything to the contrary contained herein, Tenant may assign this Lease Agreement or sublet the Leased Premises or any part thereof, without the prior consent of Landlord, to (i) an Affiliate (as defined below) of Tenant, (ii) an entity into which Tenant is merged, consolidated or converted (or the resulting entity in any merger of any other entity into or with Tenant), or (iii) an entity to which fifty percent (50%) or more of Tenant’s assets are transferred (each a “Permitted Transferee”); provided, however, (a) Tenant shall give Landlord written notice (which shall specify the assignee or sublessee, the duration of said assignment or sublease, the effective date of such assignment or subletting, the financial information necessary for Landlord to confirm the net worth test set forth below has been satisfied and the exact location of the space affected thereby and the rentals on a square foot basis to be charged thereunder) of such assignment or sublease at least ten (10) business days prior to such assignment or sublease, and (b) the assignee or successor entity must carry on the same use from the Leased Premises as Tenant and have a net worth as determined by generally accepted accounting principles (“GAAP”) on the date following such sale of assets or merger at least equal to the GAAP net worth of Tenant as of the day preceding such assignment, sublease, sale or merger. In the event of any subletting or assignment to a Permitted Transferee, one hundred percent (100%) of the rent received from such Permitted Transferee shall be retained by Tenant. Further, any Permitted Transferee under an assignment of the Lease Agreement or the subletting of all of the Leased Premises shall have the right to exercise Tenant’s Right of First Refusal, Tenant’s Preferential Right, the Renewal Option and any rights to the Hold Space. As used herein, (1) the term “Affiliate” means any person or entity controlled by, under common control with, or which controls, the Tenant, and (2) the term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of the entity referred to, whether through ownership of voting securities, by contract or otherwise, and the terms “controlling” and “controls” have meanings correlative to the foregoing.
SEC. 13 FIRE AND OTHER CASUALTY:
A.    In the event of a fire or other casualty in the Leased Premises, Tenant shall immediately give notice thereof to Landlord. If the Leased Premises shall be partially destroyed by fire or other casualty so as to render the Leased Premises untenantable in whole or in part, Rent shall abate thereafter as to the portion of the Leased Premises rendered untenantable until such time as the Leased Premises are made tenantable as reasonably determined by Landlord and Landlord agrees to commence and prosecute such repair work promptly and with all due diligence; provided, however, in the event such destruction (i) results in total or substantial damages to or destruction of the Building and Landlord shall decide not to rebuild or (ii) results in the Leased Premises being untenantable in whole or in substantial part and the reasonable estimation of a responsible contractor selected by Landlord as to the amount of time necessary to rebuild or restore such destruction to the Leased Premises and all other portions of the Building exceeds six (6) months from the time such work is commenced, then in either event, Landlord shall have a right to terminate this Lease Agreement effective as of the date of casualty or destruction, and upon such termination, all Rent owed up to the time of such destruction or termination shall be paid by Tenant. Subject to reasonable delays for insurance adjustments, Landlord shall give Tenant written notice of its decisions, estimates or elections under this Section 13 within sixty (60) days after any such damage or destruction. If any portion of Rent is abated under this Section 13, Landlord may elect to extend the expiration date of the Term of this Lease Agreement for the period of the abatement. Notwithstanding any provision herein to the contrary, if such casualty to the Leased Premises occurs during the last 12 months of the Term, or the repairs required will, in the reasonable estimation of the contractor selected by Landlord, take twelve (12) months or longer to repair, Tenant may terminate this Lease Agreement by delivering written notice to Landlord within thirty (30) days of Landlord’s delivery to Tenant of the estimation of the time period necessary to make the repairs, such termination to be effective as of the date of casualty or destruction, and upon such termination, all Rent owed up to the time of such destruction or termination shall be paid by Tenant.
B.    Notwithstanding anything in this Lease Agreement to the contrary, if the Leased Premises are damaged by fire or other casualty resulting from the gross negligence or willful misconduct of Tenant, or the agents, employees, licensees, customers or invitees of Tenant, such damage shall be repaired by and at the expense of Tenant under the direction and supervision of Landlord, and this Lease Agreement shall not be terminated and Rent shall continue without abatement.
C.    Notwithstanding anything contained in this Section 13, in no event shall Landlord be required to expend more to reconstruct, restore and repair the Building than the amount actually received by Landlord from the proceeds of the property insurance carried by Landlord and Landlord (or which would have been received had Landlord carried the insurance required to be carried hereunder) shall have no duty to repair or restore any portion of any alterations, additions, installation or improvements in the Leased Premises or the decorations thereto except to the extent that the proceeds of the insurance carried by Tenant are timely received by Landlord. If Tenant desires any other additional repairs or restoration, and if Landlord consents thereto, it shall be done at Tenant’s sole cost and expense subject to all of the applicable provisions of this Lease Agreement. Tenant acknowledges that Landlord shall be entitled to the full proceeds of any insurance coverage whether carried by Landlord or Tenant, for damage to any alterations, addition, installation, improvements or decorations which would become the Landlord’s property upon the termination of this Lease Agreement.
SEC. 14 CONDEMNATION: If all of the Complex is taken or condemned, or acquired under threat of condemnation, by or at the direction of any governmental authority (a “Taking” or “Taken”, as the context requires), or if so much of the Complex is Taken that, in Landlord’s opinion, the remainder cannot be restored to an economically viable, quality office building, or if the awards payable to Landlord as a result of any Taking are, in Landlord’s opinion, inadequate to restore the remainder to an economically viable, quality office building, Landlord may, at its election, exercisable by the giving of written notice to Tenant within sixty (60) days after the date of the Taking, terminate this Lease Agreement as of the date of the Taking or the date Tenant is deprived of possession of the Leased Premises (whichever is later). If this Lease Agreement is not terminated as a result of a Taking, Landlord shall restore the Leased Premises remaining after the Taking to a Building standard condition. During the period of restoration, Base Rent shall be abated to the extent the Leased Premises are rendered untenantable and, after the period of restoration, Base Rent and Tenant’s pro rata share shall be reduced in the proportion that the area of the Leased Premises Taken or otherwise rendered untenantable bears to the area of the Leased Premises just prior to the Taking. If any portion of Base Rent is abated under this Section 14, Landlord may elect to extend the expiration date of the Term for the period of the abatement. All awards, proceeds, compensation or other payments from or with respect to any Taking of the Complex or any portion thereof shall belong to Landlord, Tenant hereby assigning to Landlord all of its right, title, interest and claim to same. Tenant shall have the right to assert a claim for and recover from the condemning authority, but not from Landlord, such compensation as may be awarded on account of Tenant’s moving and relocation expenses, and depreciation to and loss of Tenant’s movable personal property.
SEC. 15 DEFAULT BY TENANT: The occurrence of any one or more of the following shall constitute an “Event of Default” under this Lease Agreement:
A.    The failure of Tenant to pay any Rent as and when due under this Lease Agreement and such failure continues for five (5) business days after Landlord gives Tenant written notice of such failure; provided, however, that once Landlord has given Tenant two (2) such notices during any calendar year of this Lease Agreement for any payments that are not made when due hereunder, Landlord shall not be required to give further notice or any notice at all with respect to subsequent defaults in such payments in such calendar year, and the failure or refusal by Tenant to timely make any payment thereafter due hereunder during such calendar year shall immediately constitute an Event of Default entitling Landlord to pursue its remedies without notice or demand;
B.    The failure of Tenant to perform, comply with or observe any of the other covenants or conditions contained in this Lease Agreement and the continuance of such failure for the period of time as may be specified elsewhere in this Lease Agreement for such specific covenant or condition, or should no period of time be specified elsewhere in this Lease Agreement with respect to such specific covenant or condition, a period of thirty (30) days after written notice to Tenant; or, if such failure cannot reasonably be cured within said thirty (30) day period despite Tenant’s diligent good faith efforts, the failure of Tenant to promptly commence its diligent good faith efforts to cure such failure within said thirty (30) day period and/or the continuance of such failure for a period of ninety (90) days notwithstanding Tenant’s efforts to cure;
C.    Tenant shall fail to execute and acknowledge or otherwise respond in good faith and in writing within ten (10) days after submission to Tenant of a request for confirmation of the subordination of this Lease Agreement pursuant to Section 24 or an estoppel certificate pursuant to Section 35;

D.    Intentionally Deleted;
E.    The filing of a petition by or against Tenant or any guarantor of Tenant’s obligations under this Lease Agreement (i) naming Tenant or any guarantor as debtor in any bankruptcy or other insolvency proceeding, (ii) for the appointment of a liquidator or receiver for all or substantially all of Tenant’s or any guarantor’s property or for Tenant’s interest in this Lease Agreement, or (iii) to reorganize or modify Tenant’s or any guarantor’s capital structure;
F.    The admission by Tenant or any guarantor in writing of its inability to meet its obligations as they become due or the making by Tenant or any guarantor of an assignment for the benefit of its creditors;
G.    The attempt by Tenant to assign this Lease Agreement or to sublet all or any part of the Leased Premises to other than a Permitted Transferee (or to a Permitted Transferee in a manner that does not comply with Section 12.D.) without the prior written consent of Landlord in accordance with Section 12;
H.    Any holding over by Tenant in accordance with Section 26 with respect to all or any portion of the Leased Premises after the expiration or termination of the Lease Agreement; or
I.    The failure by Tenant to comply with the insurance requirements set forth in Exhibit I.
SEC. 16 REMEDIES OF LANDLORD: Upon any Event of Default, Landlord may exercise any one or more of the following described remedies, in addition to all other rights and remedies provided at law or in equity:
A.    Terminate this Lease Agreement by written notice to Tenant and forthwith repossess the Leased Premises and be entitled to recover forthwith as damages a sum of money equal to the total of (i) the cost of recovering the Leased Premises (including reasonable attorneys’ fees and costs of suit), (ii) the reasonable cost of removing and storing any personal property, (iii) the unpaid Rent earned at the time of termination, plus interest thereon at the rate described in Section 5, (iv) the present value (discounted at the rate of eight percent (8%) per annum) of the balance of the Rent for the remainder of the Term less the present value (discounted at the same rate) of the fair market rental value of the Leased Premises for said period, taking into account the period of time the Leased Premises will remain vacant until a new tenant is obtained, and the reasonable cost to prepare the Leased Premises for occupancy and the other reasonable costs (such as leasing commissions, tenant improvement allowances and attorneys’ fees) to be incurred by Landlord in connection therewith, and (v) any other sum of money and damages owed by Tenant to Landlord under this Lease Agreement.
B.    Terminate Tenant’s right of possession (but not this Lease Agreement) and may repossess the Leased Premises by forcible detainer suit or otherwise, without thereby releasing Tenant from any liability hereunder and without demand or notice of any kind to Tenant and without terminating this Lease Agreement. Landlord shall use reasonable efforts under the circumstances to relet the Leased Premises on such terms and conditions as Landlord in its sole discretion may determine (including a term different than the Term, rental concessions, alterations and repair of the Leased Premises); provided, however, Landlord hereby reserves the right (i) to lease any other comparable space available in the Building or in any adjacent building owned by Landlord prior to offering the Leased Premises for lease, and (ii) to refuse to lease the Leased Premises to any potential tenant which does not meet Landlord’s standards and criteria for leasing other comparable space in the Building. Landlord shall not be liable for, nor shall Tenant’s obligations hereunder be diminished because of, Landlord’s failure or refusal to relet the Leased Premises or collect rent due in respect of such reletting. For the purpose of such reletting Landlord shall have the right to decorate or to make any repairs, changes, alterations or additions in or to the Leased Premises as may be reasonably necessary or desirable. In the event that (i) Landlord shall fail or refuse to relet the Leased Premises, or (ii) the Leased Premises are relet and a sufficient sum shall not be realized from such reletting (after first deducting therefrom, for retention by Landlord, the unpaid Rent due hereunder earned but unpaid at the time of reletting plus interest thereon at the rate specified in Section 5, the reasonable cost of recovering possession (including reasonable attorneys’ fees and costs of suit), all of the reasonable costs and expenses of such decorations, repairs, changes, alterations and additions, the reasonable expense of such reletting and the reasonable cost of collection of the rent accruing therefrom) to satisfy the Rent, then Tenant shall pay to Landlord as damages a sum equal to the amount of such deficiency. Any such payments due Landlord shall be made upon demand therefor from time to time and Tenant agrees that Landlord may file suit to recover any sums falling due under the terms of this Section 16 from time to time. No delivery to or recovery by Landlord of any portion due Landlord hereunder shall be any defense in any action to recover any amount not theretofore reduced to judgment in favor of Landlord, nor shall such reletting be construed as an election on the part of Landlord to terminate this Lease Agreement unless a written notice of such intention be given to Tenant by Landlord. Notwithstanding any such termination of Tenant’s right of possession of the Leased Premises, Landlord may at any time thereafter elect to terminate this Lease Agreement. In any proceedings to enforce this Lease Agreement under this Section 16, Landlord shall be presumed to have used its reasonable efforts to relet the Leased Premises, and Tenant shall bear the burden of proof to establish that such reasonable efforts were not used.
C.    Alter any and all locks and other security devices at the Leased Premises, and if it does so Landlord shall not be required to provide a new key or other access right to Tenant unless Tenant has cured all Events of Default; provided, however, that in any such instance, during Landlord’s normal business hours and at the convenience of Landlord, and upon the written request of Tenant accompanied by such written waivers and releases as Landlord may require, Landlord will escort Tenant or its authorized personnel to the Leased Premises to retrieve any personal belongings or other property of Tenant not subject to the Landlord’s lien or security interest described in Section 17. The provisions of this Section 16.C are intended to override and control any conflicting provisions of the Texas Property Code.
D.    All agreements and provisions to be performed by Tenant under any of the terms of this Lease Agreement shall be at Tenant’s sole cost and expense and without any abatement of Rent, except as otherwise provided in this Lease Agreement. If Tenant shall fail to pay any sum of money, other than Base Rent, required to be paid by it hereunder or shall fail to cure any default and such failure shall continue for ten (10) days after notice thereof by Landlord, then Landlord may, but shall not be obligated so to do, and without waiving or releasing Tenant from any obligations, make any such payment or perform any such act on Tenant’s part. All sums so paid by Landlord and all reasonable costs incurred by Landlord in taking such action shall be deemed Additional Rent hereunder and shall be paid to Landlord on demand, and Landlord shall have (in addition to all other rights and remedies of Landlord) the same rights and remedies in the event of the non-payment thereof by Tenant as in the case of default by Tenant in the payment of Rent.
E.    In connection with the exercise by Landlord of its rights and remedies in respect of any Event of Default on the part of Tenant, to the extent (but no further) that Landlord is required by applicable Texas law to mitigate damages, or to use efforts to do so, and such requirement cannot be lawfully and effectively waived (it being the intention of Landlord and Tenant that such requirements be and are hereby WAIVED to the maximum extent permitted by applicable law), Tenant agrees in favor of Landlord that Landlord shall not be deemed to have failed to mitigate damages, or to have used the efforts required by law to do so, because:
(1)    Landlord leases other space in the Building prior to re-letting the Leased Premises;
(2)    Landlord refuses to relet the Leased Premises to any Affiliate of Tenant, or any principal of Tenant, or any Affiliate of such principal;
(3)    Landlord refuses to relet the Leased Premises to any person or entity whose creditworthiness Landlord in good faith deems unacceptable;
(4)    Landlord refuses to relet the Leased Premises to any person or entity because the use proposed to be made of the Leased Premises by such prospective tenant is not of a type and nature consistent with that of the other tenants in the Building or the floor where the Leased Premises are situated as of the date Tenant defaults under this Lease Agreement, or because such use would, in the good faith opinion of Landlord, impose unreasonable or excessive demands upon the Building;
(5)    Landlord refuses to relet the Leased Premises to any person or entity, or any affiliate of such person or entity, who has been engaged in litigation with, or who has threatened litigation against, Landlord or any of its affiliates, or whom Landlord in good faith deems to be unreasonably or excessively litigious;

(6)    Landlord refuses to relet the Leased Premises because the tenant or the terms and provisions of the proposed lease are not approved by the holders of any liens or security interests in the Building or any part thereof, or would cause Landlord to breach or be in default of, or to be unable to perform any of its covenants under, any agreements between Landlord and any third party;
(7)    Landlord refuses to relet the Leased Premises because the proposed tenant is unwilling to execute and deliver Landlord’s standard lease form without substantial tenant-oriented modifications or such tenant requires improvements to the Leased Premises to be paid at Landlord’s cost and expense; or
(8)    Landlord refuses to relet the Leased Premises to a person or entity whose character or reputation, or the nature of whose business, Landlord in good faith deems unacceptable;
and it is further agreed that each and all of the grounds for refusal set forth in clauses (1) through (8) above, both inclusive, of this sentence are reasonable grounds for Landlord's refusal to relet the Leased Premises, or (as to all other provisions of this Lease Agreement) for Landlord's refusal to issue any approval, or take any other action, of any nature whatsoever under this Lease Agreement. In the event the waiver set forth in this Section 16.E shall be ineffective, Tenant further agrees in favor of Landlord, to the maximum extent to which it may lawfully and effectively do so, that the following efforts to mitigate damages if made by Landlord (and without obligating Landlord to render such efforts) shall be conclusively deemed reasonable, and that Landlord shall be conclusively deemed to have used the efforts to mitigate damages required by applicable law if: Landlord places the Leased Premises on its inventory of available space in the Building; Landlord makes such inventory available to brokers who request same; and Landlord shows the Leased Premises to prospective tenants (or their brokers) who request to see it.
SEC. 17 LIEN FOR RENT: LANDLORD HEREBY WAIVES ANY STATUTORY LANDLORD’S LIEN TO WHICH LANDLORD MAY OTHERWISE BE ENTITLED.
SEC. 18 NON-WAIVER: Neither acceptance of Rent by Landlord nor failure by Landlord to exercise available rights and remedies, whether singular or repetitive, shall constitute a waiver of any of Landlord’s rights hereunder. Waiver by Landlord of any right for any Event of Default of Tenant shall not constitute a waiver of any right for either a subsequent Event of Default of the same obligation or any other Event of Default. No act or thing done by Landlord or its agent shall be deemed to be an acceptance or surrender of the Leased Premises and no agreement to accept a surrender of the Leased Premises shall be valid unless it is in writing and signed by a duly authorized officer or agent of Landlord.
SEC. 19 LAWS AND REGULATIONS; RULES AND REGULATIONS: Tenant shall comply with, and Tenant shall use commercially reasonable efforts to cause its visitors, employees, contractors, agents, invitees and licensees to comply with, all laws, ordinances, orders, rules and regulations of any state, federal, municipal and other agencies or bodies having any jurisdiction thereof relating to the use, condition or occupancy of the Leased Premises, including, without limitation, all Healthcare Laws. Such reasonable written rules and regulations applying to all tenants in the Building as may be hereafter adopted by Landlord for the safety, care and cleanliness of the premises and the preservation of good order thereon, are hereby made a part hereof for all purposes and Tenant agrees to comply with all such rules and regulations. Landlord shall have the right at all times to change such rules and regulations or to amend them in any reasonable manner as may be deemed advisable by Landlord (provided such changes do not materially adversely affect Tenant’s use of the Leased Premises for the uses set forth in Section 3), all of which changes and amendments will be sent by Landlord to Tenant in writing and shall be thereafter carried out and observed by Tenant. The current rules and regulations of the Building are set forth in Exhibit D attached hereto and made a part hereof for all purposes. Landlord shall use commercially reasonable efforts to enforce the rules and regulations in a non-discriminatory manner.
SEC. 20 ASSIGNMENT BY LANDLORD; LIMITATION OF LANDLORD’S LIABILITY: Landlord shall have the right to transfer and assign, in whole or in part, all its rights and obligations hereunder and in the Complex, and in such event and upon such transferee’s assumption of all obligations of Landlord accruing after the date of such transfer, no further liability or obligation shall thereafter accrue against Landlord hereunder. Furthermore, Tenant specifically agrees to look solely to Landlord’s interest in the Complex for the recovery of any judgment from Landlord, it being agreed that the Landlord Parties shall never be personally liable for any such judgment.
SEC. 21 SEVERABILITY: This Lease Agreement shall be construed in accordance with the laws of the State of Texas. If any clause or provision of this Lease Agreement is illegal, invalid or unenforceable, under present or future laws effective during the Term hereof, then it is the intention of the parties hereto that the remainder of this Lease Agreement shall not be affected thereby, and it is also the intention of both parties that in lieu of each clause or provision that is illegal, invalid or unenforceable, there be added as part of this Lease Agreement a clause or provision as similar in terms to such illegal, invalid or unenforceable clause or provision as may be possible and be legal, valid and enforceable.
SEC. 22 SIGNS: No signs of any kind or nature, symbol or identifying mark shall be put on the Building, in the halls, elevators, staircases, entrances, parking areas or upon the doors or walls, whether plate glass or otherwise, of the Leased Premises or within the Leased Premises so as to be visible from the public areas or exterior of the Building without the prior written approval of Landlord, which approval shall not be unreasonably withheld, conditioned or delayed. All signs or lettering shall conform in all respects to the sign and/or lettering criteria established by Landlord in writing. Landlord, at its sole cost and expense, shall provide Building standard signage on the north public corridor wall immediately adjacent to Tenant’s entrance opposite the elevator lobby on the north side of the eighth (8th) floor.
SEC. 23 SUCCESSORS AND ASSIGNS: Landlord and Tenant agree that all provisions hereof are to be construed as covenants and agreements as though the words imparting such covenants were used in each separate paragraph hereof, and that, except as restricted by the provisions of Section 12, this Lease Agreement and all the covenants herein contained shall be binding upon the parties hereto, their respective heirs, legal representatives, successors and assigns.
SEC. 24 SUBORDINATION:
A.    Tenant covenants and agrees with Landlord that this Lease Agreement is subject and subordinate to any mortgage, deed of trust, ground lease and/or security agreement which may now or hereafter encumber the Complex or any interest of Landlord therein and/or the contents of the Building, and to any advances made on the security thereof and to any and all increases, renewals, modifications, consolidations, replacements and extensions thereof; provided any such subordination to a mortgage, deed of trust, ground lease and/or security agreement executed after the Effective Date shall be upon the express condition that this Lease Agreement shall be recognized by the mortgagee or ground lessor and that the rights of Tenant shall remain in full force and effect during the Term so long as Tenant shall continue to perform all the covenants and conditions of this Lease Agreement. In confirmation of such subordination, however, at Landlord’s request Tenant shall execute promptly any appropriate certificate or instrument that Landlord may request, provided such subordination includes a commercially reasonable non-disturbance provision. In the event of the enforcement by the ground lessor, the trustee, the beneficiary or the secured party under any such ground lease, mortgage, deed of trust or security agreement of the remedies provided for by law or by such ground lease, mortgage, deed of trust or security agreement, Tenant will automatically become the Tenant of such ground lessor or successor in interest without any change in the terms or other provisions of this Lease Agreement; provided, however, that such ground lessor or successor in interest shall not be (a) bound by any payment of Rent for more than one month in advance except prepayments in the nature of security for the performance by Tenant of its obligations under this Lease Agreement to the extent such prepayments have been delivered to such successor in interest, (b) bound by any amendment or modification of this Lease Agreement made without the written consent of such ground lessor or such successor in interest (c) liable for any previous act or omission of the Landlord, (d) subject to any credit, demand, claim, counterclaim, offset or defense which theretofore accrued to Tenant against the Landlord, (e) required to account for any security deposit of Tenant other than any security deposit actually delivered to lender by Landlord and (f) responsible for any monies owing by Landlord to Tenant. Upon request by such ground lessor or successor in interest, whether before or after the enforcement of its remedies, Tenant shall execute and deliver an instrument or instruments confirming and evidencing the attornment herein set forth. Notwithstanding anything contained in this Lease Agreement to the contrary, in the event of any default by Landlord in performing its covenants or obligations hereunder which would give Tenant the right to terminate this Lease Agreement, Tenant shall not exercise such right unless and until (a) Tenant gives written notice of such default (which notice shall specify the exact nature of said default and how the same may be cured) to the lessor under any such land or ground lease and the holder(s) of any such mortgage or deed of trust or security agreement who has theretofore notified Tenant in writing of its interest and the address to which notices are to be sent, and (b) said lessor and holder(s) fail to cure or cause to be cured said default within thirty (30) days from the receipt of such notice from Tenant. This Lease Agreement is further subject to and subordinate to all matters of record in Harris County, Texas.
B.    Additionally, within thirty (30) days of the Effective Date of this Lease Agreement, Landlord will use commercially reasonable efforts to cause all mortgagees, lenders, ground lessors and other parties currently holding a security interest affecting the Leased Premises or the Complex to execute a subordination, nondisturbance and attornment agreement substantially in the form attached hereto as Exhibit L (the “SNDA”). Consequently, if Landlord fails for any reason whatsoever, other than the failure of Tenant to provide Landlord for forwarding to the lender with such information regarding Tenant, its operations, finances, and principals, as the lender may request, or to act reasonably in respect of the proposed wording of the SNDA, or to act expeditiously to execute the SNDA, to obtain and deliver to Tenant the SNDA signed by such lender within thirty (30) days after the Effective Date of this Lease Agreement, Tenant shall have the right, in its sole discretion by written notice to Landlord, to terminate this Lease Agreement at any time prior to Tenant’s receipt of the SNDA executed by such lender.
C.    Notwithstanding anything to the contrary set forth above, any beneficiary under any deed of trust may at any time subordinate its deed of trust to this Lease Agreement in whole or in part, without any need to obtain Tenant’s consent, by execution of a written document subordinating such deed of trust to the Lease Agreement to the extent set forth in such document and thereupon the Lease Agreement shall be deemed prior to such deed of trust to the extent set forth in such document without regard to their respective dates of execution, delivery and/or recording. In that event, to the extent set forth in such document, such deed of trust shall have the same rights with respect to this Lease Agreement as would have existed if this Lease Agreement had been executed, and a memorandum thereof, recorded prior to the execution, delivery and recording of the deed of trust.
SEC. 25 TAX PROTEST: Tenant waives all rights under the Texas Property Tax Code, now or hereafter in effect, including all rights under Sections 41.413 and 42.015 thereof, granting to tenants of real property or lessees of tangible personal property the right to protest the appraised value, or receive notice of reappraisal, of all or any part of the Complex, irrespective of whether Landlord has elected to protest such appraised value. To the extent such waiver is prohibited, Tenant appoints Landlord as its attorney-in-fact, coupled with an interest, to appear and take all actions on behalf of Tenant which Tenant may take under the Texas Property Tax Code.
SEC. 26 HOLDING OVER: In the event of holding over by Tenant with respect to all or any portion of the Leased Premises after the expiration or termination of the Lease Agreement, such holding over shall constitute a tenancy at sufferance relationship between Landlord and Tenant and all of the terms and provisions of this Lease Agreement shall be applicable during such period, except that as monthly rental, Tenant shall pay to Landlord for each month (or any portion thereof) during the period of such hold over an amount equal to one hundred fifty percent (150%) of the Rent payable by Tenant for the month immediately preceding the holdover period. The rental payable during such hold over period shall be payable to Landlord on demand. No holding over by Tenant, whether with or without consent of Landlord, shall operate to extend this Lease Agreement except as herein provided. In the event of any unauthorized holding over, Tenant shall also indemnify, defend (with counsel reasonably acceptable to Landlord) and hold harmless the Landlord Parties (as defined on Exhibit I) against all claims for damages against the Landlord Parties as a result of Tenant’s possession of the Leased Premises, including, without limitation, claims for damages by any other party to which Landlord may have leased, or entered into an agreement to lease, all or any part of the Leased Premises effective upon the termination of this Lease Agreement. Notwithstanding anything herein to the contrary, Landlord and Tenant specifically agree that no notice to terminate Tenant's tenancy hereunder will be required from and after the expiration of the Term of this Lease Agreement under Section 91.001 or Section 24.005 of the Texas Property Code before Landlord files a forcible detainer suit on grounds that Tenant is holding over beyond the end of the Term or renewal period (if any) hereof; and any sublease hereunder shall not be approved unless it also contains a specific comparable waiver by the subtenant thereunder.

SEC. 27 INDEPENDENT OBLIGATION TO PAY RENT:
A.    It is the intention of the parties hereto that the obligations of Landlord and Tenant hereunder shall be separate and independent covenants and agreements, that the Rent and all other sums payable by Tenant hereunder shall continue to be payable in all events and that the obligations of Tenant hereunder shall continue unaffected, unless the requirement to pay or perform the same shall have been terminated pursuant to an express provision of this Lease Agreement.
B.    Except as otherwise expressly provided herein, Tenant waives the right (a) to quit, terminate or surrender this Lease Agreement or the Leased Premises or any part thereof, or (b) to any abatement, suspension, deferment or reduction of the rent or any other sums payable under this Lease Agreement.
SEC. 28 INDEMNITY; RELEASE AND WAIVER:
A.    Tenant hereby agrees to indemnify, protect, defend and hold the Landlord Parties harmless from and against any and all liabilities, claims, causes of action, fines, damages, suits and expenses, including reasonable attorneys’ fees and necessary litigation expenses (collectively, the “Claims”), arising from Tenant’s use, occupancy or enjoyment of the Leased Premises and its facilities for the conduct of its business or from any activity, work or thing done, permitted, omitted or suffered by Tenant and its partners, officers, directors, employees, agents, servants, contractors, customers, licensees and invitees in or about the Complex, INCLUDING ANY CLAIMS RESULTING FROM THE NEGLIGENCE OF THE LANDLORD PARTIES, BUT NOT TO THE EXTENT CAUSED BY THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF THE LANDLORD PARTIES and Tenant further agrees to indemnify, protect, defend and hold the Landlord Parties harmless from and against any and all Claims arising from any breach or default in the performance of any obligation on Tenant’s part to be performed under the terms of this Lease Agreement or arising from any negligence or willful misconduct of Tenant or any of its partners, officers, directors, employees, agents, servants, contractors, customers, licensees and invitees, INCLUDING ANY CLAIMS RESULTING FROM THE NEGLIGENCE OF THE LANDLORD PARTIES, BUT NOT TO THE EXTENT CAUSED BY THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF THE LANDLORD PARTIES. In case any action or proceeding shall be brought against the Landlord Parties by reason of any such Claim, Tenant, upon notice from Landlord, shall provide a separate defense to same at Tenant’s sole cost and expense by counsel reasonably satisfactory to Landlord. The indemnity obligations of Tenant under this Section 28.A shall survive the expiration or earlier termination of this Lease Agreement.
B.    Tenant hereby releases the Landlord Parties from any and all claims or causes of action whatsoever which Tenant might otherwise now or hereafter possess resulting in or from or in any way associated with any loss covered or which would have been covered by insurance required to be carried by Tenant under this Lease Agreement, REGARDLESS OF CAUSE OR ORIGIN OF SUCH LOSS OR DAMAGE, INCLUDING, WITHOUT LIMITATION, SOLE, JOINT, OR CONCURRENT NEGLIGENCE OF THE LANDLORD PARTIES, including the deductible and/or uninsured portion thereof, maintained and/or required to be maintained by Tenant pursuant to this Lease Agreement.
C.    Landlord shall not be liable or responsible to Tenant for (a) any loss or damage to any property or person occasioned by theft, criminal act, fire, act of God, public enemy, injunction, riot, strike, insurrection, war, court order, requisition or order of governmental body or authority, or any cause beyond Landlord’s control, or (b) any damage or inconvenience which may arise through repair or alteration of any part of the Building made necessary by virtue of any such cause; provided, however, Landlord shall use commercially reasonable efforts to minimize such damage or inconvenience to Tenant.
D.    Subject to Tenant’s indemnification obligations set forth in Section 28.A above, which shall not be limited, negated or lessened in any way by the indemnity obligations set forth in this Section 28.D, Landlord hereby agrees to indemnify, protect, defend and hold the (a) Tenant, (b) its shareholders, members, partners, affiliates and subsidiaries, successors and assigns, and (c) any directors, officers, employees, agents, or contractors of such persons or entities (collectively, the “Tenant Parties”) harmless from and against any and all Claims, arising from Landlord’s ownership or operation of the Complex (excluding Claims arising from Tenant’s use, occupancy or enjoyment of the Leased Premises and Tenant’s use of the Parking Spaces) or from any activity, work or thing done, permitted or suffered by the Landlord Parties in or about the Complex (excluding the Leased Premises and Tenant’s Parking Spaces), EXCLUDING ANY PORTION OF ANY CLAIM TO THE EXTENT IT RESULTS FROM THE NEGLIGENCE, GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF THE TENANT PARTIES and Landlord further agrees to indemnify, protect, defend and hold the Tenant Parties harmless from and against any and all Claims arising from any breach or default in the performance of any obligation on Landlord’s part to be performed under the terms of this Lease Agreement or arising from any negligence or willful misconduct of the Landlord Parties, EXCLUDING ANY CLAIMS RESULTING FROM THE NEGLIGENCE, GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF THE TENANT PARTIES. In case any action or proceeding shall be brought against the Tenant Parties by reason of any such Claim, Landlord, upon notice from Tenant, shall provide a separate defense to same at Landlord’s sole cost and expense by counsel reasonably satisfactory to Tenant. The indemnity obligations of Landlord under this Section 28.D shall survive the expiration or earlier termination of this Lease Agreement.
SEC. 29 INSURANCE: Landlord and Tenant shall satisfy the insurance requirements as more particularly described on Exhibit I attached hereto and made a part hereof for all purposes. In no event shall Tenant’s liability under this Lease Agreement be limited by the amount of insurance required to be carried under Exhibit I.
SEC.30 ENTIRE AGREEMENT: This instrument and any attached addenda or exhibits signed by the parties constitute the entire agreement between Landlord and Tenant with respect to the subject matter hereof; no prior written or prior or contemporaneous oral promises or representations shall be binding. This Lease Agreement shall not be amended, changed or extended except by written instrument signed by both parties hereto. Section captions herein are for Landlord’s and Tenant’s convenience only, and neither limit nor amplify the provisions of this instrument. Tenant agrees, at Landlord’s request, to execute a recordable memorandum of this Lease Agreement.
SEC. 31 NOTICES: Whenever in this Lease Agreement it shall be required or permitted that notice, notification or demand be given or served by either party to this Lease Agreement to or on the other, such notice or demand shall be given or served and shall not be deemed to have been given or served unless in writing and (i) delivered personally, (ii) forwarded by facsimile, (iii) sent by Certified or Registered Mail, postage prepaid, with a copy also sent by facsimile or (iv) sent by a reputable common carrier guaranteeing next-day delivery, addressed as follows:
To the Landlord:        Sheridan Hills Developments L.P.
c/o The Metrontario Group
601-1 Yorkdale Road
Toronto, Ontario
Canada M6A 3A1
Attention: Mr. Matt Fisher
Telephone: (416) 785-6000x228
Facsimile: (416) 785-7000
With a copy to:        Andrews Kurth LLP
600 Travis, Suite 4200
Houston, TX 77002
Attn: Darren S. Inoff, Esq.
Telephone: (713) 220-3841
Facsimile: (713) 238-7134

With a copy to:	Jones Lang LaSalle
Americas, Inc.
1400 Post Oak Boulevard, Suite 1100
Houston, Texas 77056
Attention: Mary Stanton
Telephone: (713) 888-4009

Facsimile: (713) 888-4040

With a copy to:	Property Management Office
2301 West Holcombe Blvd., Suite 1300
Houston, Texas 77030
Attention: Property Manager
Telephone: (713) 592-5433
Facsimile: (713) 660-0295

To the Tenant:	At the address noted for Tenant on the signature page hereof until the Commencement Date, at which time it shall become the Address of the Leased Premises.

With a copy to:	DuBois, Bryant & Campbell, LLP
303 Colorado Street, Suite 2300
Austin, Texas 78701
Attention: Kim Shraibati
Telephone: (512) 457-8000
Facsimile: (512) 457-8008

Such addresses may be changed from time to time by either party by serving written notice as above provided. Any such notice or demand shall be deemed to have been given on the date of receipted delivery, refusal to accept delivery or when delivery is first attempted but cannot be made due to a change of address for which no notice is given, five (5) business days after it shall have been mailed as provided in this Section 31 or if sent by facsimile, upon electronic or telephonic confirmation of receipt from the receiving facsimile machine, whichever is earlier.
SEC. 32 COMMENCEMENT DATE: Tenant shall, if requested by Landlord, execute and deliver to Landlord within ten (10) days of Landlord’s request an Acceptance of Premises Memorandum of the Leased Premises, the form of which is attached as Exhibit E attached hereto and made a part hereof for all purposes.
SEC. 33 INTENTIONALLY DELETED:
SEC. 34 BROKERS: Each of Landlord and Tenant warrants that it has had no dealings with any real estate broker or agent in connection with the negotiation of this Lease Agreement, excepting only PinPoint Commercial, L.P. (“Broker”) and that it knows of no other real estate broker(s) or agent(s) who is(are) or might be entitled to a commission in connection with this Lease Agreement. Landlord shall agree to pay all real estate commissions due in connection with this Lease Agreement only to the Broker, provided Landlord and such broker have entered into a separate commission agreement. Tenant agrees to indemnify, defend (with counsel reasonably acceptable to Landlord) and hold harmless the Landlord Parties from and against any liability from all other claims for commissions, finder’s fee or other compensation arising from the negotiation of this Lease Agreement on Tenant’s behalf. Landlord agrees to indemnify, defend (with counsel reasonably acceptable to Tenant) and hold Tenant harmless from and against any liability from all other claims for commissions, finder’s fee or other compensation arising from the negotiation of this Lease Agreement on Landlord’s behalf.
SEC. 35 ESTOPPEL CERTIFICATES: From time to time after the Effective Date, within ten (10) days after request in writing therefor from Landlord, Tenant agrees to execute and deliver to Landlord, or to such other addressee or addresses as Landlord may designate (and Landlord and any such addressee may rely thereon), a statement in writing in the form of Exhibit F attached hereto and made a part hereof for all purposes or in such other form and substance satisfactory to Landlord (herein called “Tenant’s Estoppel Certificate”), certifying to all or any part of the information provided for in Exhibit F as is requested by Landlord and any other information reasonably requested by Landlord.
SEC. 36 NAME CHANGE: Landlord and Tenant mutually covenant and agree that Landlord hereby reserves and shall have the right at any time and from time to time to change the name of the Building or the address of the Building as Landlord may deem advisable, and Landlord shall not incur any liability whatsoever to Tenant as a consequence thereof.
SEC. 37 BANKRUPTCY: If a petition is filed by or against Tenant for relief under Title 11 of the United States Code, as amended (the “Bankruptcy Code”), and Tenant (including for purposes of this Section Tenant’s successor in bankruptcy, whether a trustee or Tenant as debtor in possession) assumes and proposes to assign, or proposes to assume and assign, this Lease Agreement pursuant to the provisions of the Bankruptcy Code to any person or entity who has made or accepted a bona fide offer to accept an assignment of this Lease Agreement on terms acceptable to Tenant, then notice of the proposed assignment setting forth (a) the name and address of the proposed assignee, (b) all of the terms and conditions of the offer and proposed assignment, and (c) the adequate assurance to be furnished by the proposed assignee of its future performance under the Lease Agreement, shall be given to Landlord by Tenant no later than twenty (20) days after Tenant has made or received such offer, but in no event later than ten (10) days prior to the date on which Tenant applies to a court of competent jurisdiction for authority and approval to enter into the proposed assignment. Landlord shall have the prior right and option, to be exercised by notice to Tenant given at any time prior to the date on which the court order authorizing such assignment becomes final and non-appealable, to receive an assignment of this Lease Agreement upon the same terms and conditions, and for the same consideration, if any, as the proposed assignee, less any brokerage commissions which may otherwise be payable out of the consideration to be paid by the proposed assignee for the assignment of this Lease Agreement. If this Lease Agreement is assigned pursuant to the provisions of the Bankruptcy Code, Landlord: (i) may require from the assignee a deposit or other security for the performance of its obligations under the Lease Agreement in an amount substantially the same as would have been required by Landlord upon the initial leasing to a tenant similar to the assignee; and (ii) shall receive, as additional rent, the sums and economic consideration described in Section 12.A(3)(e). Any person or entity to which this Lease Agreement is assigned pursuant to the provisions of the Bankruptcy Code shall be deemed, without further act or documentation, to have assumed all of the Tenant’s obligations arising under this Lease Agreement on and after the date of such assignment. Any such assignee shall, upon demand, execute and deliver to Landlord an instrument confirming such assumption. No provision of this Lease Agreement shall be deemed a waiver of Landlord’s rights or remedies under the Bankruptcy Code to oppose any assumption and/or assignment of this Lease Agreement, to require a timely performance of Tenant’s obligations under this Lease Agreement, or to regain possession of the Leased Premises if this Lease Agreement has neither been assumed or rejected within sixty (60) days after the date of the order for relief or within such additional time as a court of competent jurisdiction may have fixed. Notwithstanding anything in this Lease Agreement to the contrary, all amounts payable by Tenant to or on behalf of Landlord under this Lease Agreement, whether or not expressly denominated as rent, shall constitute rent for the purposes of Section 502(b)(6) of the Bankruptcy Code.
SEC. 38 TELECOMMUNICATIONS PROVIDERS: In the event Tenant wishes to use, at any time during the Term of this Lease Agreement, the services of a telecommunications provider whose equipment or service is not then in the Building, no such provider shall be entitled to enter the Building or commence providing such service without first obtaining the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed. Landlord may condition its consent on such matters as Landlord reasonably deems appropriate including, without limitation, (i) such provider agreeing to an easement or license agreement in form and substance reasonably satisfactory to Landlord, (ii) Landlord having been provided and approved the plans and specifications for the equipment to be installed in the Building, (iii) Landlord having received, prior to the commencement of such work, such indemnities, bonds or other financial assurances as Landlord may require, (iv) the provider agreeing to abide by all Building rules and regulations, and agreeing to provide Landlord an “as built” set of plans and specifications, (v) the provider agreeing to pay Landlord such compensation as Landlord determines to be reasonable, and (vi) Landlord having determined that there is adequate space in the Building for the placement of all of such provider’s lines and equipment.
SEC. 39 HAZARDOUS SUBSTANCES:
A.    Tenant shall not cause or permit any Hazardous Substance (as hereinafter defined) to be used, stored, generated, contained or disposed of on or in the Complex by Tenant, Tenant’s agents, employees, contractors or invitees in violation of Environmental Laws (as hereinafter defined). Landlord acknowledges and agrees that as part of Tenant’s use of the Leased Premises as a research laboratory, Tenant shall be permitted to use lab alcohols, acids, radioactive agents, liquid nitrogen (including installation of liquid nitrogen freezers) and other related medical research items as are necessary to the operation of a research laboratory up to and including Biosafety Level 2, provided Tenant must use and store such materials in compliance with all applicable laws, rules and regulations, including, without limitation, all Environmental Laws. All bio-hazardous waste shall be removed, at Tenant’s sole cost and expense, and at Tenant’s risk, by a third party company following any and all Environmental Laws, insurance requirements and industry disposal regulations regarding said waste. If Hazardous Substances are used, stored, generated, contained or disposed of on or in the Complex in violation of Environmental Laws, or if the Complex becomes contaminated with Hazardous Substances in any manner due to the actions or omissions of Tenant or its agents, employees, contractors or invitees, Tenant shall indemnify, defend (with counsel reasonably acceptable to Landlord) and hold the Landlord Parties harmless from any and all claims, damages, fines, judgments, penalties, costs, liabilities and losses (including, without limitation, a decrease in value of the Complex, damages caused by loss or restriction of rentable or usable space or any damages caused by adverse impact on marketing of the space and any and all sums paid for settlement of claims, attorneys’ fees, consultant and expert fees) arising during or after the Term and as a result of such use, storage, generation, disposal or contamination in violation of Environmental Laws. This indemnification includes, without limitation, any and all costs incurred because of any investigation of the site or any cleanup, removal or restoration mandated by a federal, state or local agency or political subdivision. Without limitation of the foregoing, if Tenant causes or permits the presence of any Hazardous Substance on the Complex in violation of Environmental Laws that results in contamination, Tenant shall promptly, at its sole expense, take any and all necessary actions to return the Complex to the condition existing prior to the presence of any such Hazardous Substance on the Complex; provided, however, Tenant must obtain Landlord’s prior written approval for any such remedial action. Tenant shall be responsible for the application for and maintenance of all required permits, the submittal of all notices and reports, proper labeling, training and record keeping, and timely and appropriate response to any release or other discharge by Tenant of a Hazardous Substance under Environmental Laws. The indemnity obligations of Tenant under this Section 39 shall survive the expiration or earlier termination of this Lease Agreement. Notwithstanding the foregoing to the contrary, Tenant acknowledges that the Building will be used by various tenants for medical-related purposes and as such, certain Hazardous Substances will be present in the Complex from time to time. To Landlord’s current actual knowledge, without the duty of investigation or injury, as of the Effective Date, no Hazardous Substances are in, on, under or about the Leased Premises in violation of any Environmental Law, or requiring any notice, investigation, clean-up, or other response and Landlord shall indemnify, defend (with counsel reasonably acceptable to Tenant) and hold the Tenant and its officers, directors, agents and employees harmless from any and all claims, damages, fines, judgments, penalties, costs, liabilities and losses arising during or after the Term as a result of Landlord’s breach of such representation and warranty. Landlord’s obligations set forth in this Section 39 shall survive the expiration or termination of this Lease Agreement.
B.    As used herein, “Hazardous Substance” means (i) any substance that is toxic, ignitable, reactive or corrosive or that is regulated by any local, state or federal law, and includes any and all material or substances that are defined as “hazardous waste”, “extremely hazardous waste”, “hazardous substance” or a “hazardous material” pursuant to any such laws and includes, but is not limited to, asbestos, polychlorobiphenyls and petroleum and any fractions thereof, (ii) any substance which is now or hereafter considered a biological contaminant or which could adversely impact air quality, including mold, fungi and other bacterial agents and (iii) all biohazardous, infectious and medical waste. Notwithstanding anything in this Section 39 to the contrary, “Hazardous Substances” shall not include materials commonly used in the ordinary operations of a general office building, provided that (1) such materials are used and properly stored in the Leased Premises in quantities ordinarily used and stored in comparable medical space, (2) such materials are not introduced into the Building’s plumbing systems or are not otherwise released or discharged in the Leased Premises or the Building and (3) such materials are in strict compliance with local, state or federal law. As used herein, “Environmental Laws” means all applicable federal, state or local laws, regulations, orders, judgments and decrees regarding health, safety or the environment.
SEC. 40 NO MONEY DAMAGES FOR FAILURE TO CONSENT; WAIVER OF CERTAIN DAMAGES: Wherever in this Lease Agreement Landlord’s consent or approval is required, if Landlord refuses to grant such consent or approval, whether or not Landlord expressly agreed that such consent or approval would not be unreasonably withheld, conditioned or delayed, Tenant shall not make, and Tenant hereby waives, any claim for money damages (including any claim by way of set-off, counterclaim or defense) based upon Tenant’s claim or assertion that Landlord unreasonably withheld, conditioned or delayed its consent or approval. Tenant’s sole remedy shall be an action or proceeding to enforce such provision, by specific performance, injunction or declaratory judgment. EXCEPT AS OTHERWISE

PERMITTED BY SECTION 26 OF THIS LEASE AGREEMENT, IN NO EVENT SHALL THE EITHER PARTY HERETO BE LIABLE FOR, AND EACH PARTY HEREBY WAIVES ANY CLAIM FOR, ANY INDIRECT, CONSEQUENTIAL, EXEMPLARY OR PUNITIVE DAMAGES, INCLUDING LOSS OF PROFITS OR BUSINESS OPPORTUNITY, ARISING UNDER OR IN CONNECTION WITH THIS LEASE AGREEMENT.
SEC. 41 ACKNOWLEDGMENT OF NON-APPLICABILITY OF DTPA: It is the understanding and intention of the parties that Tenant’s rights and remedies with respect to the transactions provided for and contemplated in this Lease Agreement (collectively, this “Transaction”) and with respect to all acts or practices of Landlord, past, present or future, in connection with this Transaction, are and shall be governed by legal principles other than the Texas Deceptive Trade Practices - Consumer Protection Act (the “DTPA”). Accordingly, Tenant hereby (a) agrees that under Section 17.49(f) of the DTPA this Transaction is not governed by the DTPA and (b) certifies, represents and warrants to Landlord that (i) Tenant has been represented by legal counsel in connection with this Transaction who has not been directly or indirectly identified, suggested or selected by the Landlord and Tenant has conferred with Tenant’s counsel concerning all elements of this Lease Agreement (including, without limitation, this Section 41) and this Transaction and (ii) the Leased Premises will not be occupied by Tenant as Tenant’s family residence. Tenant expressly recognizes that the total consideration as agreed to by Landlord has been predicated upon the inapplicability of the DTPA to this Transaction and that Landlord, in determining to proceed with the entering into of this Lease Agreement, has expressly relied on the inapplicability of the DTPA to this Transaction.
SEC. 42 ATTORNEYS’ FEES: In the event either party defaults in the performance of any of the terms, agreements or conditions contained in this Lease Agreement and the other party places the enforcement of this Lease Agreement, or any part thereof, or the collection of any rent due or to become due hereunder, or recovery of the possession of the Leased Premises, in the hands of an attorney who files suit upon the same, and should such non-defaulting party prevail in such suit, the defaulting party agrees to pay the other party’s reasonable attorneys’ fees and other disbursements or costs thereby incurred.
SEC. 43 AUTHORITY OF TENANT: If Tenant is a corporation, partnership or other entity, Tenant warrants and represents unto Landlord that (a) Tenant is a duly organized and existing legal entity, in good standing in the State of Texas, (b) Tenant has full right and authority to execute, deliver and perform this Lease Agreement, (c) the person executing this Lease Agreement was authorized to do so and (d) upon written request of Landlord, such person will deliver to Landlord satisfactory evidence of his or her authority to execute this Lease Agreement on behalf of Tenant.
SEC. 44 INABILITY TO PERFORM: Whenever a period of time is prescribed for the taking of an action by Landlord or Tenant, the period of time for the performance of such action shall be extended by the number of days or months that the performance is actually delayed due to strikes, acts of God, shortages of labor or materials, war, terrorist attacks (including bio-chemical attacks), civil disturbances and other causes beyond the reasonable control of the Landlord or Tenant, as the case may be (“Force Majeure”); provided, however, Force Majeure shall not excuse Tenant’s obligation to pay any sums of money due hereunder, including without limitation, the obligation to pay Rent.
SEC. 45 JOINT AND SEVERAL TENANCY: If more than one person executes this Lease Agreement as Tenant, their obligations hereunder are joint and several, and any act or notice of or to, or refund to, or the signature of, any one or more of them, in relation to the renewal or termination of this Lease Agreement, or under or with respect to any of the terms hereof shall be fully binding on each and all of the persons executing this Lease Agreement as a Tenant.
SEC. 46 EXECUTION OF THIS LEASE AGREEMENT: The submission of an unsigned copy of this Lease Agreement to Tenant for Tenant’s consideration does not constitute an offer to lease the Leased Premises or an option to or for the Leased Premises. This Lease Agreement shall become effective and binding only upon the execution and delivery of this Lease Agreement by both Landlord and Tenant.
SEC. 47 WAIVER OF TRIAL BY JURY; COUNTERCLAIM: LANDLORD AND TENANT HEREBY WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER PARTY

AGAINST THE OTHER ON ANY MATTERS IN ANY WAY ARISING OUT OF OR CONNECTED WITH THIS LEASE AGREEMENT, THE RELATIONSHIP OF LANDLORD AND TENANT, TENANT’S USE OR OCCUPANCY OF THE LEASED PREMISES, OR THE ENFORCEMENT OF ANY REMEDY UNDER ANY APPLICABLE LAW, RULE, STATUTE, ORDER, CODE OR ORDINANCE. If Landlord commences any legal proceeding against Tenant, Tenant shall not interpose any counterclaim of any nature or description in any such proceeding (unless failure to impose such counterclaim would preclude Tenant from asserting in a separate action the claim which is the subject of the counterclaim), and will not seek to consolidate any such proceeding with any other action which may have been or will be brought in any other court by Tenant.
SEC. 48 CALCULATION OF TIME PERIODS: Should the calculation of any of the various time periods provided for herein result in an obligation becoming due on a Saturday, Sunday or legal holiday (such day which is neither Saturday, Sunday or legal holiday, a “business day”), then the due date of such obligation or scheduled time of occurrence of such event shall be delayed until the next business day.
SEC. 49 ANTI-TERRORISM LAWS: Tenant represents and warrants to and covenants with Landlord that (i) neither Tenant nor any of its owners or affiliates currently are, or shall be at any time during the Term, in violation of any laws relating to terrorism or money laundering (collectively, the “Anti-Terrorism Laws”), including without limitation Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001, and regulations of the U.S. Treasury Department's Office of Foreign Assets Control (OFAC) related to Specially Designated Nationals and Blocked Persons (SDN’s OFAC Regulations), and/or the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Public Law 107-56) (the “USA Patriot Act”); (ii) neither Tenant nor any of its owners, affiliates, investors, officers, directors, employees, vendors, subcontractors or agents is or shall be during the term hereof a “Prohibited Person” which is defined as follows: (1) a person or entity owned or controlled by, affiliated with, or acting for or on behalf of, any person or entity that is identified as a Specially Designated National and Blocked Person on the then-most current list published by OFAC at its official website, http://www.treas.gov/offices/eotffc/ofac/sdn/t11sdn.pdf, or at any replacement website or other replacement official publication of such list, and (2) a person or entity who is identified as or affiliated with a person or entity designated as a terrorist, or associated with terrorism or money laundering pursuant to regulations promulgated in connection with the USA Patriot Act; and (iii) Tenant has taken appropriate steps to understand its legal obligations under the Anti-Terrorism Laws and has implemented appropriate procedures to assure its continued compliance with such laws.  Tenant hereby agrees to defend, indemnify, and hold harmless Landlord, its officers, directors, agents and employees, from and against any and all claims, damages, losses, risks, liabilities and expenses (including attorney's fees and costs) arising from or related to any breach of the foregoing representations, warranties and covenants.  At any time and from time-to-time during the Term, Tenant shall deliver to Landlord within ten (10) days after receipt of a written request therefor, a written certification or such other evidence reasonably acceptable to Landlord evidencing and confirming Tenant's compliance with this Section 49.
SEC. 50 RENEWAL OPTIONS: Tenant shall have, and is hereby granted, the options (the “Renewal Options”) to extend the Term of this Lease Agreement for five (5) additional periods of one (1) year each (as applicable, the “Extended Term”) upon and subject to the following terms, conditions and provisions:
A.    The Renewal Options may only be exercised by Tenant giving irrevocable written notice thereof to Landlord no later than six (6) months and one (1) day prior to the commencement of the Extended Term arising from the Renewal Option being exercised. If Tenant fails to give Landlord such written notice of exercise of such Renewal Option within such specified time period, Tenant shall be deemed to have elected not to exercise, and to have waived, such Renewal Option and the unexercised Renewal Options shall automatically terminate and expire and be of no further force and effect. It is expressly agreed that Tenant shall not have the option to extend the Term of this Lease Agreement beyond the Extended Term. If Tenant exercises any of the Renewal Options, such Extended Term shall commence immediately upon the expiration of the then current Term of this Lease Agreement (as applicable, the “Extended Term Commencement Date”).
B.    If Tenant exercises any of the Renewal Options (in accordance with and subject to the provisions of this Section 50), the Extended Term shall be upon, and subject to, all of the terms, covenants and conditions provided in this Lease Agreement except for any terms, covenants and conditions that are expressly or by their nature inapplicable to the Extended Term (including, without limitation, the right to renew the Term of this Lease Agreement beyond the final Extended Term) and except that (i) the annual Base Rent during the applicable Extended Term shall be as set forth in Section 5.A above and (ii) the Leased Premises and all leasehold improvements relating thereto will be provided in the condition they exist (i.e., “AS IS” and “WITH ALL FAULTS”) on the Extended Term Commencement Date, and this Lease Agreement shall be deemed to have been automatically amended as of the Extended Term Commencement Date in accordance with this Section 50. Tenant and Landlord shall promptly (but in no event longer than fifteen (15) days after Landlord’s submission of the amendment to Tenant) execute and deliver an appropriate amendment of this Lease Agreement to evidence such terms as will apply following commencement of the Extended Term.
C.    Notwithstanding any provision herein to the contrary, Tenant shall not have the right to extend the Term of this Lease Agreement pursuant to this Section 50 and such right shall automatically terminate and be of no further force and effect if, at the time Tenant exercises such Renewal Option or on the Extended Term Commencement Date, an Event of Default then exists under this Lease Agreement. Tenant shall not have the right to assign the Renewal Options to any sublessee or assignee of the Leased Premises other than a Permitted Transferee, nor may any such sublessee or assignee (other than a Permitted Transferee) exercise the Renewal Options unless in connection with an assignment of Tenant’s entire interest in this Lease Agreement or a sublease of the entire Leased Premises.
D.    For all purposes under this Lease Agreement, the Extended Term (if exercised) shall be deemed to be included in and part of the Term.
SEC. 51 CHASE SPACE: At no cost to Tenant for such right during the Term, Tenant shall have the right to use (on a non-exclusive basis), its pro rata share (based on the percentage of the total Net Rentable Area of the Building comprising the Manufacturing Space) of the chase space located either (i) [on the south side of the Building towards the southwest corner of the 5th floor, or (ii) the chase space located in the core of the Building,] such chase space to be used solely by Tenant for uses associated with the use permitted under Section 3 of this Lease Agreement, which uses shall be subject to the prior written approval of the Landlord. In the event Tenant needs to penetrate surfaces within the Building for such installations, immediately after the completion of such work, Tenant will conceal such work and/or the surface finish will be returned to its condition at the time Tenant commenced such work. All such work will be at Tenant’s sole cost and expense and be subject to Landlord’s prior approval as to location, time, manner and nature of such work and such work must comply with the terms and provisions of this Lease Agreement.
SEC. 52 BACK-UP GENERATOR:
A.    Tenant shall be permitted, at its sole cost and expense, to install, connect to the Building, operate and maintain a natural gas back-up electrical generator and all related equipment switching gear, conduit and equipment mounts (collectively, “Generator”) screened from public view to be located in a location in the Complex mutually agreed upon by Landlord and Tenant. The installation of the Generator shall be subject to all conditions and requirements as provided for in Section 10 hereof. Landlord reserves the right to relocate the Generator from time to time at Landlord's cost and expense, and to install its own generator providing back-up power to the Common Areas and emergency lighting in the Complex in the same area as Tenant’s Generator.
B.    The installation, maintenance, repair, replacement, removal and repair of any damage relating to the Generator, and all related costs, shall be the sole responsibility of Tenant, subject to Landlord's reasonable direction and control. Landlord shall supply diesel fuel for the Generator from the central tank at the Building which the Landlord shall maintain at its sole cost and expense, but with the diesel fuel drawn from same by Tenant to be at Tenant’s sole cost and expense based on a meter (also to be installed and maintained at Tenant’s sole cost and expense). Notwithstanding anything to the contrary contained herein, in no event shall Tenant be permitted to install or maintain on or about the Leased Premises or the Building any underground fuel storage tanks or any diesel fuel tanks of its own.
C.    Upon the expiration or termination of this Lease Agreement, or at such time as Tenant decides that it no longer wishes to maintain the Generator, Tenant shall be obligated to remove the Generator and all related or ancillary equipment, wiring, and the like, and Tenant shall repair any damage caused by the installation and use of the Generator and by such removal in a manner and method reasonably satisfactory to Landlord.
D.    The Generator shall be used solely for the generation of emergency power in the event of and only for the duration of a power outage or “brownout”, or interruption of electrical service to the Building. Tenant shall be permitted to periodically test the Generator to confirm that it is in good working order. The Generator shall be used solely for purposes of Tenant's business in the Leased Premises. The use and operation of the Generator shall comply with all applicable provisions of this Lease Agreement. In no event shall the maintenance, use and operation of the Generator interfere with any of the systems of the Building. Tenant shall comply with all laws applicable to the use and operation of the Generator. Tenant shall be responsible for obtaining all licenses, permits and approvals for the use and operation of the Generator.
E.    Parking Spaces occupied by the Generator shall be considered unreserved Parking Spaces (as defined on Exhibit C) utilized by Tenant and shall be paid for by Tenant in accordance with the terms and provisions of Exhibit C.
F.    Tenant shall defend, indemnify and hold the Landlord Parties harmless from and against all Claims and liabilities of every kind or nature related to the existence and operation of the Generator, except to the extent that such claims and liabilities are the result of the gross negligence or willful misconduct of any of the Landlord Parties.
G.    Throughout the Term, Landlord shall maintain a separate back-up power generator serving the Common Areas and emergency lighting in the Complex.
SEC. 53 FINANCIAL STATEMENTS: Tenant shall from time to time during the Term, but not more than twice in any 12 month period, provide to Landlord an up to date true and accurate unaudited financial statement, balance sheet, and income and expense statement covering Tenant and any guarantor of Tenant’s obligations under this Lease Agreement, within twenty (20) days after written request therefor is made by Landlord to Tenant. Except as may be required by law, Landlord agrees to keep any financial information provided pursuant to this Section 53 (the “Confidential Information”) confidential; provided, however that (a) Landlord may make any disclosure of the Confidential Information to which Tenant has consented in writing in advance, and (b) any of the Confidential Information may be disclosed to employees, partners, agents, successors, affiliates, assigns and representatives of Landlord, including, but not limited to, its auditors, attorneys, and lenders and potential purchasers and lenders of the Building in connection with any financing or sale of the Building who (i) need to know the Confidential Information in connection therewith, (ii) shall have been informed by Landlord of the confidential nature of the Confidential Information, and (iii) shall have agreed to treat the Confidential Information confidentially and to use it only for the purpose described above.
SEC. 54 LANDLORD DEFAULT: The failure of Landlord to promptly and faithfully keep and perform each and every covenant, agreement, and stipulation herein on the part of Landlord to be kept and performed and the continuance of such failure for a period of thirty (30) days after written notice to Landlord; or, if such failure cannot reasonably be cured within said thirty (30) day period despite Landlord’s diligent good faith efforts, the failure of Landlord to promptly commence its diligent good faith efforts to cure such failure within said thirty (30) day period shall, at the option of Tenant, constitute a default by Landlord under this Lease Agreement. In the case of any breach or default of this Lease Agreement by Landlord, Tenant shall have all of the remedies, rights, and authority against and with respect to Landlord provided by law, or in equity specifically including the right to injunctive relief. In the event of such failure by Landlord which continues for a period of ninety (90) days notwithstanding Landlord’s efforts to cure, Tenant shall have the right at the end of such ninety (90) day period to deliver to Landlord written notice to terminate this Lease Agreement, which shall take effect thirty (30) days after the date of such notice, except that Tenant’s right to terminate shall be null and void if the failure is cured during such thirty (30) day period.
SEC. 55 EXHIBITS: Exhibits A through L are attached hereto and made a part of this Lease Agreement for all purposes. [END OF TEXT]

IN WITNESS WHEREOF, Landlord and Tenant, acting herein by duly authorized individuals, have caused these presents to be executed in multiple counterparts (by facsimile, pdf or otherwise), each of which shall have the force and effect of an original on this 6th day of May, 2015 (the “Effective Date”).
LANDLORD:
Sheridan Hills Developments L.P.,
a Texas limited partnership
By:    Pouncet Sheridan Inc., an Ontario,
Canada corporation, its general partner
By:    /s/ Lawrence Lubin
Name:    Lawrence Lubin
Title:    Vice President
TENANT:

Bellicum Pharmaceuticals, Inc., a Delaware corporation

By:    /s/ Thomas J. Farrell
Name:    Thomas J. Farrell
Title:    President & CEO
ADDRESS:

Prior to Commencement Date:
2301 West Holcombe Blvd., Suite 800
Houston, Texas 77030

Following the Commencement Date:
At the Leased Premises

EXHIBIT A
FLOOR PLAN OF THE MANUFACTURING SPACE

See Image labeled Exhibit A

A-1

EXHIBIT A-1
FLOOR PLAN OF THE INTERIOR MECHANICAL SPACE

See Image labeled Exhibit A-1

A-1-1

EXHIBIT A-2
FLOOR PLAN OF THE EXTERIOR MECHANICAL SPACE

See Image labeled Exhibit A-2

A-2-1

EXHIBIT B
LEGAL DESCRIPTION OF THE LAND
All that certain 2.3391 acres being all of Restricted Reserve “A”, Block 1, Twenty-One Thirty West Holcombe Boulevard Replat No. 1 according to the plat thereof as filed in Film Code Number 595196, Harris County Map Records, in the P. W. Rose Survey, Abstract - 645, Houston, Harris County, Texas, and being more particularly described by metes and bounds as follows (bearings based on Texas Coordinate System of 1983, South Central Zone);
Commencing at Harris County Floodplain Reference Mark Number 040110 being a brass disc stamped “040110” having published coordinates of (X: 3,110,377.78) and (Y: 13,820,307.50) from which Harris County Floodplain Reference Mark Number 040115 being a brass disc stamped “D100 BM16” bears S 70° 42’ 24” W - 1,730.12’ for reference; Thence N 36° 12’ 56” W - 1,995.95’ to a found 3/4” iron pipe with cap (stamped C.L. DAVIS RPLS 4464) marking the southeast corner of said Restricted Reserve “A” from which a found 3/4” iron pipe bears N 79° 32’ 53” E - 0.69’ for reference and marking the POINT OF BEGINNING of herein described tract;
1.    Thence S 87° 49’ 11” W - 932.20’ with the north right-of-way line of West Holcombe Boulevard (120’ wide) to a found 1” iron pipe marking the southwest corner of said Restricted Reserve “A”;
2.    Thence N 02° 10’ 49” W - 104.62’ with the east right-of-way line of Mont Clair Drive (60’ wide) to a 1” pinch top pipe marking the southwest corner of Lot 22, Block 7, Replat of Southgate Addition Section No. 3 according to the plat thereof as filed in Volume 26, Page 16, Harris County Map Records;
3.    Thence N 87° 52’ 11” E - 798.90’ north line of said Reserve “A” to a found 5/8” iron rod for corner;
4.    Thence N 59° 45’ 09” E - 151.07’ with the south line of Lots 9 - 11, Block 7 of said Replat of Southgate Addition, Section No. 3 to a found 5/8’ iron rod for corner;
5.    Thence S 02° 10’ 49” E - 175.00’ with the west line of that certain tract described in a deed dated 06-30-1986 from Miller Hotel Development, Incorporated to Burger King Corporation as filed in Official Records of Real Property of Harris County at Clerk’s File Number K-700805, Film Code 056-71-1646 to the POINT OF BEGINNING and containing 2.3391 (101,892 square feet) of land more or less.

B-1

EXHIBIT C
PARKING AGREEMENT
Landlord hereby agrees to make available to Tenant during the Term, as Tenant elects, up to thirty-five (35) unreserved parking passes from time to time. Tenant shall be entitled from time to time to take and pay for all or any of such unreserved parking passes (and the parking spaces it is thereby entitled to use shall be hereinafter collectively referred to as the “Parking Spaces”) for use in the Building parking garage (hereinafter referred to as the “Garage”), upon the following terms and conditions:

1.
Tenant shall pay as rental for the Parking Spaces the rates charged from time to time by the operator of the Garage, plus all taxes applicable thereto. During the first twelve (12) months following the Commencement Date, the initial monthly rate for each of the Parking Spaces for reserved parking shall be $240.00 plus taxes and for unreserved parking shall be $165.00 plus taxes. Said rentals shall be due and payable to Landlord or its parking manager, as designated in writing by Landlord at the address of the Landlord’s property manager specified in Section 31 of this Lease Agreement (or such other address as may be designated by Landlord in writing from time to time), as additional rent on the first day of each calendar month during the Term.

2.
In the event Tenant so desires, and upon ten (10) days’ prior written notice to Landlord, Tenant may convert up to ten percent (10%) of its Parking Spaces for unreserved parking to Parking Spaces for reserved parking. In the event Tenant elects to convert such unreserved Parking Spaces to reserved Parking Spaces in accordance with this Paragraph 2, Landlord shall provide said Parking Spaces for reserved parking to Tenant during the balance of the Term at the rates charged from time to time for reserved Parking Spaces in the Garage plus all taxes applicable thereto. From and after the date Tenant commences leasing such parking spaces for reserved parking, the term “Parking Spaces” shall be deemed to include such reserved Parking Spaces.

3.
Notwithstanding anything contained in this Exhibit C to the contrary, Landlord shall have the right to recapture any Parking Space not utilized by Tenant for six (6) consecutive months beginning after the first twelve (12) calendar months of the Term, and in the event Landlord exercises such right, Landlord shall have no further obligations to Tenant with respect to such Parking Spaces and the number of reserved or unreserved Parking Spaces, as the case may be, referred to above in this Exhibit C shall be correspondingly reduced.

4.
Landlord will issue to Tenant parking tags, stickers or access cards for the Parking Spaces, or will provide a reasonable alternative means of identifying and controlling vehicles authorized to park in the contract Garage. Tenant shall surrender each such tag, sticker or other identifying device to Landlord upon termination of the Parking Space related thereto.

5.
Landlord, at its discretion, shall have the right from time to time, upon written notice to Tenant, to designate the area(s) within which vehicles may be parked. Tenant agrees that although Landlord shall mark with signage Tenant’s reserved Parking Spaces, Landlord shall have no obligation to enforce such reservation by ticketing, towing or affixing a notice to cars parked in Tenant’s reserved Parking Spaces by those who are not Tenant’s customers, guests, invitees and employees; provided, however, Landlord will use commercially reasonable efforts to direct tenants at the Complex to abide by the parking rules.

6.
If for any reason beyond Landlord’s reasonable control Landlord fails or is unable to provide any of the Parking Spaces to Tenant at any time during the Term or any renewals or extensions hereof, and such failure continues for two (2) business days after Tenant gives Landlord written notice thereof, Tenant’s obligation to pay rental for any Parking Space which is not provided by Landlord shall be abated for so long as Tenant does not have the use thereof and Landlord shall use its diligent good faith efforts to provide alternative parking arrangements in the Garage or within a one-half (1/2) mile radius of the Building for the number of vehicles equal to the number of Parking Spaces not provided by Landlord. Tenant shall pay for any alternative parking provided by Landlord so long as Tenant is not paying rent for the Parking Spaces. This abatement and good faith effort to provide alternative parking arrangements shall be in full settlement of all claims that Tenant might otherwise have against Landlord by reason of Landlord’s failure or inability to provide Tenant with the Parking Spaces.

7.
If the Term commences on other than the first day of a calendar month or terminates on other than the last day of a calendar month, then rentals for the Parking Spaces shall be prorated on a daily basis.

8.
Tenant shall indemnify, defend (with counsel reasonably acceptable to Landlord) and hold harmless the Landlord Parties from and against all liabilities, obligations, losses, damages, penalties, claims, actions, suits, costs, expenses and disbursements (including court costs and reasonable attorneys’ fees) resulting directly or indirectly from the use of the Parking Spaces, unless caused by the gross negligence or willful misconduct of Landlord or the Landlord Parties.

9.
Landlord may provide parking in the Garage or in surface lots for visitors to the Building in an area designated by Landlord and in a capacity determined by Landlord to be appropriate for the Building. Landlord reserves the right to charge and collect a fee for parking in the visitor Garage or in the surface lots in an amount determined by Landlord or the operator of the Garage to be appropriate. Provided that no Event of Default has occurred, Landlord agrees to allow Tenant to validate the parking ticket of Tenant’s visitors with a stamp or other means approved in advance by Landlord, and to bill Tenant for the parking charges so validated by Tenant on a monthly basis. Said visitor parking charges shall be due and payable to Landlord as additional rent within ten (10) days after Tenant’s receipt of such statement. Alternatively, Landlord may establish a parking validation program whereby tenants may, at their option, purchase prepaid parking validation stickers or other means of identification for specific increments of visitor parking charges, which the tenants may then distribute to their visitors and invitees to be submitted to the Garage attendant as payment for the applicable increment of visitor parking charge.

10.
Upon the occurrence of an Event of Default, Landlord shall have the right (in addition to all other rights, remedies and recourse hereunder and at law) to terminate Tenant’s use of the Parking Spaces without prior notice or warning to Tenant.

11.	Landlord shall have the right to relocate the Garage to any future parking facilities Landlord may construct on the Land, provided Tenant has use of 35 parking spaces.
A condition of any parking shall be compliance by the parker with Garage rules and regulations, including any sticker or other identification system established by Landlord. The following rules and regulations are in effect until notice is given to Tenant of any change. Landlord reserves the right to modify and/or adopt such other reasonable rules and regulations for the Garage as it deems necessary for the operation of the Garage. Landlord may refuse to permit any person who violates the rules to park in the Garage, and any violation of the rules shall subject the car to removal.

PARKING RULES AND REGULATIONS

1.	Cars must be parked entirely within the stall lines painted on the floor.

2.	All directional signs and arrows and signs designating wheelchair accessible parking spaces must be observed.

3.	The speed limit shall be five (5) miles per hour.

4.	Parking prohibited:

(a)	in areas not striped for parking

(b)	in aisles

(c)	where “no parking” signs are posted

(d)	on ramps where indicated

(e)	in cross-hatched areas

(f)	in spaces reserved for exclusive use by designated lessees

(g)	in such other areas as may be designated by Landlord or Landlord’s agent(s).

5.
Parking stickers or any other device or form of identification supplied by Landlord shall remain the property of Landlord and shall not be transferable. There will be a replacement charge payable by Tenant equal to the amount posted from time to time by Landlord for loss of any parking card or parking sticker.

6.	Garage managers and attendants are not authorized to make or allow any exceptions to these Rules and Regulations.

7.	Every parker is required to park and lock his own car. All responsibility for loss or damage to cars and contents, property or persons is assumed by the parker.

8.	Tenant is required to give Landlord, on a quarterly basis, a list of employees parking in the Garage which shall include year, make and model of car and license number.

9.	In order to protect Landlord’s property, Landlord shall have the right, but not the obligation, to install cameras in the Garage.

10.	Landlord is entitled to limit the size of the parked vehicles by weight, height or width without constituting a breach of its obligation to provide parking hereunder.
Failure to promptly pay the rent required hereunder or persistent failure on the part of Tenant or Tenant’s designated parkers to observe the Rules and Regulations above shall give Landlord the right to terminate Tenant’s right to use the parking structure. No such termination shall create any liability on Landlord or be deemed to interfere with Tenant’s right to quiet possession of its Leased Premises.

EXHIBIT D
RULES AND REGULATIONS
The following standards shall be observed by Tenant for the common safety, cleanliness and convenience of all occupants of the Building. These rules are subject to change from time to time, as specified in the Lease Agreement.

1.
All tenants will refer all contractors’ representatives and installation technicians who are to perform any work within the Building to Landlord for Landlord’s supervision, approval (which approval shall not be unreasonably withheld, conditioned or delayed) and control before the performance of any such work. This provision shall apply to all work performed in the Building including, but not limited to, installations of telephones, computer equipment, electrical devices and attachments, and any and all installations of every nature affecting floors, walls, woodwork, trim, windows, ceilings, equipment and any other physical portion of the Building. Tenant shall not mark, paint, drill into, or in any way deface any part of the Building or the Leased Premises, except with the prior written consent of the Landlord, and as the Landlord may direct; provided, however, Tenant may hang pictures, bulletin boards, white boards and the like within the Leased Premises without prior consent of or notice to Landlord.

2.
The work of the janitorial or cleaning personnel shall not be hindered by Tenant after 5:30 p.m., and such work may be done at any time when the offices are vacant. The windows, doors and fixtures may be cleaned at any time. Tenant shall provide adequate waste and rubbish receptacles, cabinets, book cases, map cases, etc., necessary to prevent unreasonable hardship to Landlord in discharging its obligations regarding cleaning service.

3.
Prior to the commencement of any construction in the Leased Premises, Tenant shall deliver evidence of its contractor’s and subcontractor’s insurance, such insurance being with such companies, for such periods and in such amounts as Landlord may reasonably require, naming the Landlord Parties as additional insureds.

4.
No sign, advertisement or notice shall be displayed, painted or affixed by Tenant, its agents, servants or employees, in or on any part of the outside or inside of the Building or Leased Premises without prior written consent of Landlord, and then only of such color, size, character, style and material and in such places as shall be approved and designated by Landlord. Signs on doors and entrances to the Leased Premises shall be placed thereon by Landlord.

5.
Except as otherwise provided in this Lease Agreement and for such items as are installed as part of the Leasehold Improvements, Tenant shall not place, install or operate on the Leased Premises or in any part of the Building any engine, refrigerating, heating or air conditioning apparatus, stove or machinery, or conduct mechanical operations, or place or use in or about the Leased Premises any inflammable, explosive, hazardous or odorous solvents or materials without the prior written consent of Landlord. No portion of the Leased Premises shall at any time be used for cooking, sleeping or lodging quarters. Tenant may use coffee pots, refrigerators and microwaves in Leased Premises.

6.	Tenant shall not make or permit any loud or improper noises in the Building or otherwise interfere in any way with other tenants.

7.
Landlord will not be responsible for any lost or stolen personal property or equipment from the Leased Premises or public areas, regardless of whether such loss occurs when the area is locked against entry or not.

8.
Tenant, or the employees, agents, servants, visitors or licensees of Tenant, shall not, at any time or place, leave or discard rubbish, paper, articles, plants or objects of any kind whatsoever outside the doors of the Leased Premises or in the corridors or passageways of the Building or attached Parking Areas. No animals (other than mice in any vivarium), bicycles or vehicles of any description shall be brought into or kept in or about the Building, except for Landlord designated bicycle parking areas.

9.
No additional lock or locks shall be placed by Tenant on any door in the Building unless written consent of Landlord shall have first been obtained. Two (2) keys will be furnished by Landlord for the Leased Premises, and any additional key required must be obtained from Landlord. A charge will be made for each additional key furnished. All keys shall be surrendered to Landlord upon termination of tenancy.

10.	None of the entries, passages, doors, hallways or stairways in the Building shall be blocked or obstructed.

11.
Landlord shall have the right to determine and prescribe the weight and proper position of any unusually heavy equipment, including computers, safes, large files, etc., that are to be placed in the Building, and only those which in the exclusive judgment of the Landlord will not do damage to the floors, structure and/or elevators may be moved into the Building. Any damage caused by installing, moving or removing such aforementioned articles in the Building shall be paid for by Tenant.

12.	All holiday and other decorations must be constructed of flame retardant materials. Live Christmas trees are not permitted in the Leased Premises.

13.
Tenant shall provide Landlord with a list of all personnel authorized to enter the Building after hours (6:00 p.m. to 7:00 a.m. Monday through Friday, and 24 hours a day on Saturdays, Sundays and Holidays).

14.
The following dates shall constitute “Holidays” as said term is used in this Lease Agreement: New Year’s Day, Memorial Day, Independence Day, Labor Day, Thanksgiving, the Friday following Thanksgiving Day and Christmas and any other holiday recognized and taken by tenants cumulatively occupying at least one-half (1/2) of the Net Rentable Area of office space of the Building. The Holidays set forth herein may not be changed by Landlord during the Term.

15.
The following hours shall constitute the normal business hours of the Building: between 7:00 a.m. and 6:00 p.m. from Monday through Friday and between 8:00 a.m. and 12:00 noon on Saturdays, all exclusive of Holidays. The aforementioned hours of operation may not be changed by Landlord during the Term.

16.
Movement of furniture or office equipment in or out of the Building, or dispatch or receipt by Tenant of any heavy equipment, bulky material or merchandise which requires use of elevators or stairways, or movement through the Building’s service dock or lobby entrance shall be restricted to such hours as Landlord shall designate. All such movement shall be in a manner to be agreed upon between Tenant and Landlord in advance. Such prior arrangements shall be initiated by Tenant. The time, method and routing of movement and limitations for safety or other concern which may prohibit any article, equipment or other item from being brought into the Building shall be subject to Landlord’s reasonable discretion and control. Any hand trucks, carryalls or similar appliances used for the delivery or receipt of merchandise or equipment shall be equipped with rubber tires, side guards and such other safeguards as the Building shall require. Although Landlord or its personnel may participate in or assist in the supervision of such movement, Tenant assumes full responsibility for all risks as to damage to articles moved and injury to persons or property engaged in such movement, including equipment, property and personnel of Landlord if damaged or injured as a result of acts in connection with carrying out this service for Tenant, from the time of entering the property to completion of work. Landlord shall not be liable for the acts of any person engaged in, or any damage or loss to any of said property or persons resulting from any act in connection with such service performed for Tenant.

17.
Landlord shall designate one elevator to be the freight elevator to be used to handle packages and shipments of all kinds. The freight elevator shall be available to handle such deliveries from 9:00 a.m. to 11:00 a.m. and 2:00 p.m. to 3:30 p.m. weekdays. Parcel Post, express, freight or merchants’ deliveries can be made anytime within these hours. No furniture or freight shall be handled outside the above hours, except by previous arrangement.

18.
Any additional services as are routinely provided to tenants, not required by the Lease Agreement to be performed by Landlord, which Tenant requests Landlord to perform, and which are performed by Landlord, shall be billed to Tenant at Landlord’s cost plus five percent (5%).

19.	All doors leading from public corridors to the Leased Premises are to be kept closed when not in use.

20.	Canvassing, soliciting or peddling in the Building is prohibited and Tenant shall cooperate to prevent same.

21.
Tenant shall give immediate notice to the Building Manager in case of accidents in the Leased Premises or in the Building or of defects therein or in any fixtures or equipment, or of any known emergency in the Building.

22.	Tenant shall not use the Leased Premises or permit the Leased Premises to be used for photographic, multilith or multigraph reproductions, except in connection with its own business.

23.
The requirements of Tenant will be attended to only upon application to the Building Manager. Employees of Landlord shall not perform any work or do anything outside of their regular duties, unless under special instructions from the Building Manager.

24.
Tenant shall place or have placed solid pads under all rolling chairs such as may be used at desks or tables. Any damages caused to carpet by not having same shall be repaired or replaced at the expense of Tenant.

25.
Tenant, or the employees, agents, servants, visitors or licensees of Tenant shall abide by the rules and regulations for the Parking Areas included in the Parking Agreement attached hereto as Exhibit C.

26.
Except as otherwise noted, Landlord reserves the right to rescind any of these Rules and Regulations of the Building, and to make such other and further rules and regulations as in its reasonable judgment shall from time to time be needful for the safety, protection, care and cleanliness of the Building, the Leased Premises and the Parking Areas, the operation thereof, the preservation of good order therein and the protection and comfort of the other tenants in the Building and their agents, employees and invitees, which rules and regulations, when made and written notice thereof is given to Tenant, shall be binding upon Tenant in like manner as if originally herein prescribed, provided such changes do not unreasonably interfere with Tenant’s use or occupancy of or access to the Leased Premises.

27.
Landlord will provide 35 cardkeys or other access devices during the Term to Tenant and Tenant agrees to return all of these cardkeys and other access devices to Landlord upon expiration or termination of this Lease Agreement. All others will be furnished to Tenant at a cost of Fifty and 00/100 Dollars ($50.00) per card or a mutually agreed upon price for each other access device. Any future increase in the cost of cardkeys and other access devices will be passed on to Tenant for any additional cardkeys and other access devices required.

28.
Tenant, or its employees, agents, servants, visitors, invitees or licensees of Tenant, shall not smoke or permit to be smoked cigarettes, cigars or pipes within the Leased Premises or Building. Smoking shall be confined to area(s) designated by Landlord but shall in no event be closer than twenty-five feet (25’) to any entrance to the Building. Landlord shall have no obligation to Tenant for failure of another tenant, its employees, agents, servants, visitors, invitees or licensees to comply with this paragraph.

29.
Tenant shall not attempt to adjust wall-mounted thermostats in the Building. If there is any damage to wall-mounted thermostats due to attempts by Tenant to adjust thermostats, Landlord may repair such damage at the sole cost and expense of the Tenant.

EXHIBIT E
ACCEPTANCE OF PREMISES MEMORANDUM
This Memorandum is an amendment to the Lease Agreement for space in 2130 West Holcombe Boulevard, Suite 800 Houston, Harris County, Texas 77030, executed on the 6th day of May, 2015 between Sheridan Hills Developments L.P., a Texas limited partnership, as Landlord and Bellicum Pharmaceuticals, Inc., a Delaware corporation, as Tenant.
Landlord and Tenant hereby agree that:

1.
The Manufacturing Space consists of         square feet of Net Rentable Area. The Interior Mechanical Space consists of         square feet of Net Rentable Area and the Exterior Mechanical Space consists of _________ square feet of Net Rentable Area.

2.
Except for those items shown on the attached “punch list”, if any, which Landlord will remedy within 30 days hereof, Landlord has fully completed the construction work required under the terms of the Lease Agreement.

3.
The Leased Premises are tenantable, the Landlord has no further obligation for construction (except as specified above), and Tenant acknowledges that both the Building and the Leased Premises are satisfactory in all respects.

4.	The Commencement Date of the Lease Agreement is hereby agreed to be the _____ day of _________, 2015.

5.	The Expiration Date of the Lease Agreement is hereby agreed to be the _____ day of _________, 2020.
All other terms and conditions of the Lease Agreement are hereby ratified and acknowledged to be unchanged.
Agreed and Executed this _____ day of _________, 2015.
Landlord:
Sheridan Hills Developments L.P.,
a Texas limited partnership
By:    Pouncet Sheridan Inc., an Ontario,
Canada corporation, its general partner
By:
Name:
Title:
Tenant:

Bellicum Pharmaceuticals, Inc.

By:
Name:
Title:

E-1

EXHIBIT F
TENANT’S ESTOPPEL CERTIFICATE
(Addressee)

RE:                    Houston , Texas
Gentlemen:
The undersigned (“Tenant”) has executed and entered into that certain lease agreement (“Lease Agreement”) attached hereto as Exhibit A and made a part hereof for all purposes with respect to those certain premises (“Leased Premises”) which are located in the above-referenced project (“Project”) and are more fully described in the Lease Agreement. Tenant understands that the entity to whom this letter is addressed (“Addressee”) has committed to loan or invest a substantial sum of money in reliance upon this certification by the undersigned, which certification is a condition precedent to making such loan or investment, or that Addressee intends to take some other action in reliance upon this certification.
With respect to the Lease Agreement, Tenant certifies to you the following, with the intention that you may rely fully thereon:

1.	A true and correct copy of the Lease Agreement, including any and all amendments and modifications thereto, is attached hereto as Exhibit A;

2.	The original Lease Agreement is dated , 201__, and has been assigned, modified, supplemented or amended only in the following respects:
(Please write “None” above or, on a separate sheet of paper, state the effective date of and describe any oral or written modifications, supplements or amendments to the Lease Agreement and attach a copy of such modifications, supplements or amendments, with the Lease Agreement as Exhibit A);

3.	Tenant is in actual occupancy of the Leased Premises under the Lease Agreement; the Leased Premises are known as Suite , of the Project; and the Leased Premises contain approximately square feet;

4.
The initial term of the Lease Agreement commenced on                 , 201__, and ends at 11:59 p.m. on                 , 201__, at a monthly base rent of $             , and no rentals or other payments in advance of the current calendar month have been paid by Tenant, except as follows:

(Please write “None” above or describe such payments on a separate sheet of paper);

5.	Base Rent with respect to the Lease Agreement has been paid by Tenant through , 201__; all additional rents and other charges have been paid for the current periods;

6.	There are no unpaid concessions, bonuses, free months’ rent, rebates or other matters affecting the rent for Tenant, except as follows:
(Please write “None” above or describe such matters on a separate sheet of paper);

7.	No security or other deposit has been paid by Tenant with respect to the Lease Agreement, except as follows:
(Please write “None” above or describe such deposits on a separate sheet of paper);

8.
The Lease Agreement is in full force and effect and, to Tenant’s current actual knowledge, there are no events or conditions existing which, with notice or the lapse of time or both, could constitute a monetary or other default of the Landlord under the Lease Agreement, or entitle Tenant to any offset or defense against the prompt current payment of rent or constitute a default by Tenant under the Lease Agreement, except as follows:

(Please write “None” above or describe such default on a separate sheet of paper);

9.
All improvements required to be made by Landlord under the terms of the Lease Agreement have been satisfactorily completed and accepted by Tenant as being in conformity with the Lease Agreement, except as follows:

(Please write “None” above or describe such improvements on a separate sheet of paper);

10.
Tenant has no option to expand or rent additional space within the Project or any right of first refusal with regard to any additional space within the Project, other than the Leased Premises, except as follows:

(Please write “None” above or describe such right or option on a separate sheet of paper);

11.	Tenant has no right or option to renew the Lease Agreement for any period of time after the expiration of the initial term of the Lease Agreement, except as follows:
(Please write “None” above or describe such right on a separate sheet of paper);

12.
To Tenant’s current actual knowledge, any and all broker’s leasing and other commissions relating to and/or resulting from Tenant’s execution of the Lease Agreement and occupancy of the Leased Premises have been paid in full and no broker’s leasing or other commissions will be or become due or payable in connection with or as a result of either Tenant’s execution of a new Lease Agreement covering all or any portion of the Leased Premises or any other space within the Project or Tenant’s renewal of the Lease Agreement, except as follows:

(Please write “None” above or describe such right on a separate sheet of paper);

13.
To Tenant’s current actual knowledge, the use, maintenance or operation of the Leased Premises complies with, and will at all times comply with, all applicable federal, state, county or local statutes, laws, rules and regulations of any governmental authorities relating to environmental, health or safety matters (being hereinafter collectively referred to as the “Environmental Laws”);

14.	[intentionally deleted];

15.
Tenant has not received any notices, written or oral, of violation of any Environmental Law or of any allegation which, if true, would contradict anything contained herein and there are not writs, injunctions, decrees, orders or judgments outstanding, no lawsuits, claims, proceedings or investigations pending or threatened, relating to the use, maintenance or operation of the Leased Premises, nor is Tenant aware of a basis for any such proceeding;

16.	There are no actions, whether voluntary or otherwise, pending against Tenant under the bankruptcy or insolvency laws of the United States or of any state.

17.	Tenant has no right of refusal or option to purchase the Leased Premises or the Project.

18.	Tenant understands that the Lease Agreement may be assigned to Addressee and Tenant agrees to attorn to Addressee in all respects in accordance with the Lease Agreement.
Dated:                , 201__.
Very truly yours,

Bellicum Pharmaceuticals, Inc.

By:
Name:
Title:

EXHIBIT G
LEASEHOLD IMPROVEMENTS
1.    Work by Landlord. Landlord shall cause to be constructed and/or installed in the Leased Premises the permanent leasehold improvements and tenant finish desired by Tenant and approved by Landlord, which approval shall not be unreasonably withheld, conditioned or delayed (the “Leasehold Improvements”). The leasehold construction will be performed pursuant to a cost plus contract entered into by Landlord with a general contractor agreed on by Landlord and Tenant. Further, prior to commencement of the Leasehold Improvements and as a condition precedent to the Commencement Date, Landlord will, at Landlord sole cost and expense (i) level all floors within the Manufacturing Space such that the floors are level within commercially reasonable construction tolerances, namely one-half (0.5”) inch deviation per ten (10’) feet (the “Landlord Work”). Landlord agrees to remedy any floor level defects prior to the Commencement Date, provided that Tenant provides Landlord with written notice of such defects (in sufficient detail for Landlord to accurately identify them), at least thirty (30) days prior to the Commencement Date.
2.    Planning and Construction.
(a)    Landlord and Tenant shall cooperate in good faith in the planning and construction of the Leasehold Improvements, it being agreed and understood that it is the intent and desire of the parties that the Leased Premises be ready for Tenant’s occupancy on or before the Estimated Leased Premises Delivery Date. Tenant shall respond within five (5) business days to any request from Landlord or Landlord’s architect or contractor for Tenant’s approval of any particular aspect thereof. To the extent Tenant engages Landlord’s consultants as Tenant’s mechanical/electrical/plumbing and/or structural engineering consultants, Landlord shall not require reimbursement of third-party fee charges to Landlord for review of Tenant’s plans and documents by the consultants so engaged.
(b)    Tenant will cause its architect and engineers (the “Design Professionals”) to prepare a set of space plans (the “Proposed Space Plans”) for the Leasehold Improvements and submit same to Landlord for its review and approval within fourteen (14) days following the Effective Date. Within ten (10) business days after delivery of the Proposed Space Plans to Landlord, Landlord shall either approve (which approval shall not be unreasonably withheld, conditioned or delayed) the Proposed Space Plans or notify Tenant of the item(s) of the Proposed Space Plans that Landlord disapproves and the reason(s) therefor. If Landlord disapproves the Proposed Space Plans, Tenant shall cause the Design Professionals to revise and resubmit same to Landlord for approval within five (5) business days (the “Revised Space Plans”). Within five (5) business days after delivery of the Revised Space Plans to Landlord, Landlord shall either approve the Revised Space Plans or notify Tenant of the item(s) of the Revised Space Plans which Landlord disapproves and the reason(s) therefor. If Landlord disapproves the Revised Space Plans, Tenant shall cause the Design Professionals to further revise and resubmit same to Landlord for approval within five (5) business days, which process shall continue until the plans are approved. Landlord shall have five (5) business days after delivery of each set of Revised Space Plans to either approve the Revised Space Plans or notify Tenant of the item(s) of the Revised Space Plans which Landlord disapproves and the reason(s) therefor. The Proposed Space Plans or Revised Space Plans, as approved by Landlord, are hereinafter referred to as the “Space Plans”.
(c)    Upon Landlord’s approval of the Space Plans, Tenant shall cause the Design Professionals to prepare construction drawings (in accordance with the Space Plans) and specifications including complete sets of detailed architectural, structural, mechanical, electrical and plumbing working drawings (the “Proposed Construction Drawings”) for the Leasehold Improvements and shall deliver the Proposed Construction Drawings to Landlord for approval (which approval shall not be unreasonably withheld, conditioned or delayed). Within ten (10) business days after delivery of the Proposed Construction Drawings to Landlord, Landlord shall either approve the Proposed Construction Drawings or notify Tenant of the item(s) of the Proposed Construction Drawings that Landlord disapproves and the reason(s) therefor. If Landlord disapproves the Proposed Construction Drawings, Tenant shall cause the Design Professionals to revise and resubmit same to Landlord for approval within five (5) business days (the “Revised Construction Drawings”). Within five (5) business days after delivery of the Revised Construction Drawings to Landlord, Landlord shall either approve the Revised Construction Drawings or notify Tenant of the item(s) of the Revised Construction Drawings which Landlord disapproves and the reason(s) therefor. If Landlord disapproves the Revised Construction Drawings, Tenant shall cause the Design Professionals to further revise and resubmit same to

Landlord for approval within five (5) business days, which process shall continue until the plans are approved. Landlord shall have five (5) business days after delivery of each set of Revised Construction Drawings to either approve the Revised Construction Drawings or notify Tenant of the item(s) of the Revised Construction Drawings which Landlord disapproves and the reason(s) therefor. The Proposed Construction Drawings or Revised Construction Drawings, as approved by Landlord, are hereinafter referred to as the “Construction Drawings”.
3.    Quality of Work. Landlord shall supervise the construction of the Leasehold Improvements in conformance with the Construction Drawings and shall use its diligent good faith efforts to cause same to be constructed and installed in a good and workmanlike manner in accordance with good industry practice.
4.    Completion of Construction. The “Leasehold Improvements Completion Date” shall mean the date upon which the Leasehold Improvements are substantially complete in accordance with the Construction Drawings. The phrase “substantially complete” shall mean that all construction debris has been removed from the Leased Premises and the Leased Premises are reasonably clean, the Leasehold Improvements have been completed in substantial accordance with the Construction Drawings therefor, except for the completion of Punch List Items (hereinafter defined), and Landlord shall have obtained and delivered to Tenant a temporary certificate of occupancy for the Leased Premises. Landlord will give Tenant ten (10) days’ advance written notice of the date on which Landlord expects the Leased Premises to be substantially complete and ready for occupancy. If the Leased Premises are not ready for occupancy by the Estimated Leased Premises Delivery Date for any reason, Landlord shall not be liable or responsible for any claims, damages or liabilities in connection therewith or by reason thereof. The term “Punch List Items” shall mean details of construction, decoration and mechanical adjustment which, in the aggregate, are relatively minor in character and do not materially interfere with the use or enjoyment of the Leased Premises for the uses permitted in Section 3 of this Lease Agreement. The Punch List Items shall be set forth in a list prepared during a walkthrough inspection of the Leased Premises, such inspection to be performed by Tenant’s and Landlord’s representatives within ten (10) days after Landlord shall advise Tenant that substantial completion of the Leasehold Improvements in the Leased Premises has occurred or is imminent. Landlord shall use its commercially reasonable efforts to cause the Punch List Items to be substantially completed within thirty (30) days after said walkthrough inspection and Landlord and Tenant’s agreement on the Punch List Items. Additionally, Landlord shall use its commercially reasonable efforts to obtain and deliver to Tenant a final (permanent) certificate of occupancy for the Leased Premises within ninety (90) after substantial completion.
5.    Tenant Delay. As used herein, “Tenant Delay” shall mean the sum of (i) the number of days of delay beyond the 5-business day response period in responding to Landlord’s request for approval of any documentation in connection with the Leasehold Improvements, (ii) the number of days of delay in preparing any of such documentation caused by changes requested by Tenant to any aspect of the Leasehold Improvements which were reflected in the documentation theretofore approved by Tenant, (iii) the number of days of delay in completing the Leasehold Improvements caused by the Tenant’s early entry into the Leased Premises pursuant to Section 2.B of the Lease Agreement and (iv) the positive difference, if any, between the increase and decrease in the number of days required to complete the Leasehold Improvements caused by changes requested by Tenant to the working drawings after Tenant’s approval thereof, in all instances net of any delay on the part of Landlord, its employees, agents or contractors.
6.    Disclaimer of Warranty. TENANT ACKNOWLEDGES THAT THE CONSTRUCTION AND INSTALLATION OF THE LEASEHOLD IMPROVEMENTS WILL BE PERFORMED BY AN UNAFFILIATED CONTRACTOR OR CONTRACTORS AND THAT ACCORDINGLY LANDLORD HAS MADE AND WILL MAKE NO WARRANTIES TO TENANT WITH RESPECT TO THE QUALITY OF CONSTRUCTION THEREOF OR AS TO THE CONDITION OF THE LEASED PREMISES, EITHER EXPRESS OR IMPLIED, AND THAT LANDLORD EXPRESSLY DISCLAIMS ANY IMPLIED WARRANTY THAT THE LEASED PREMISES ARE OR WILL BE SUITABLE FOR TENANT’S INTENDED COMMERCIAL PURPOSE. AS SET FORTH IN SECTION 27 OF THE LEASE, TENANT’S OBLIGATION TO PAY BASE AND ADDITIONAL RENTAL HEREUNDER IS NOT DEPENDENT UPON THE CONDITION OF THE LEASED PREMISES OR THE BUILDING OR THE PERFORMANCE BY LANDLORD OF ITS OBLIGATIONS HEREUNDER, AND TENANT SHALL CONTINUE TO PAY THE BASE AND ADDITIONAL RENT WITHOUT ABATEMENT, SETOFF OR DEDUCTION, NOTWITHSTANDING ANY BREACH BY LANDLORD OF ITS DUTIES OR OBLIGATIONS HEREUNDER, WHETHER EXPRESS OR IMPLIED,

EXCEPT AS OTHERWISE PROVIDED IN THIS LEASE AGREEMENT. However, Landlord agrees that in the event that any defect in the construction of the Leasehold Improvements are discovered, Landlord will diligently pursue and seek to enforce any warranties of the contractor(s) and/or the manufacturer of any defective materials incorporated therein.
7.    Cost of Leasehold Improvements. Landlord shall pay all costs and expenses of the Leasehold Improvements (including labor, materials, construction management, architectural and engineering costs) up to the aggregate amount of $45.00 per square foot of Net Rentable Area of the Manufacturing Space only (the “Improvement Allowance”). Landlord shall pay any invoices for consultants engaged directly by Tenant out of the Improvement Allowance within thirty (30) days after delivery. In the event that the cost and expense of constructing and installing any portion of the Leasehold Improvements exceeds the Improvement Allowance (the “Excess Cost”), then prior to Landlord’s awarding of the construction contract with respect to the Leasehold Improvements or, as applicable, Landlord performing any change order work, Tenant shall deposit with Landlord, one hundred ten percent (110%) of the amount of Landlord’s good faith, reasonable estimate of any Excess Cost, or security therefor in a form reasonably acceptable to Landlord. No more frequently than monthly, Landlord shall invoice Tenant for the portion of the Excess Cost expended by Landlord and unpaid by Tenant. Tenant shall pay the invoiced amount within ten (10) business days thereafter. Tenant shall be entitled to authorize Landlord to draw on its security for the invoice amount (plus any costs incurred by Landlord as a result of the draw), provided that the remaining security shall at all times be at least one hundred ten percent (110%) of the then-projected Excess Cost not yet expended. If Tenant pays the invoice amount, Landlord shall approve a reduction in the amount of the security, to an amount equal to one hundred ten percent (110%) of the then-projected Excess Cost not yet expended. In the event that any portion of the Improvement Allowance remains unused on the Leasehold Improvements Completion Date, Tenant shall have the option to have such unused amounts applied to Base Rent first due under this Lease Agreement.
8.    Construction Management Fee. Tenant acknowledges and agrees to pay Landlord a construction management fee equal to five percent (5%) of the total costs and expenses of the Leasehold Improvements, excluding “soft” costs incurred by Tenant, such as Tenant’s interior architect and third-party consultants retained directly by Tenant. Such construction management fee may be paid for by Tenant out of the Improvement Allowance.

9.    Builder’s Risk Insurance. Landlord shall cause the general contractor to obtain and maintain Builder’s Risk insurance on an “all risk” basis and on a completed value form including a Permission to Complete and Occupy endorsement, for full replacement value of the Leasehold Improvements, such policy naming Landlord and Tenant as additional insureds. The cost of such insurance shall be paid for out of the Improvement Allowance.

EXHIBIT H
AIR CONDITIONING AND HEATING SERVICES
Landlord will furnish Building standard chilled water for air conditioning and heating at such temperatures and in such amounts as are considered to be standard for other comparable medical office buildings in and in the vicinity of the Texas Medical Center area of Houston, Texas, twenty-four (24) hours per day, seven (7) days per week, to be paid for by Tenant as described below. Landlord shall install, as part of the Leasehold Improvements, to be paid for out of the Improvement Allowance, separate metering for all of Tenant’s HVAC air handling units, heat exchangers and fan coil units (such HVAC air handling units, heat exchangers and fan coil units are hereinafter collectively referred to as the “HVAC Equipment” and such meters are hereinafter referred to as the “BTU Meters”). Tenant shall maintain and repair the HVAC Equipment and BTU Meters at Tenant’s expense. The BTU Meters measure the energy consumed by the HVAC Equipment in British Thermal Units (“BTUs”). Tenant will pay Landlord the cost of the energy consumed by the HVAC Equipment (the “Submetered BTU Charges”), which cost shall be the product of (x) the BTUs (in millions) consumed during such month by the HVAC Equipment (as evidenced by the BTU Meters), multiplied by (y) the then-current per million BTU amount charged by Landlord in the Building generally to tenants leasing space in the tower portion of the Building, which amount shall be determined using the formula shown on Exhibit H-1 attached hereto and made a part hereof for all purposes. Tenant acknowledges that Exhibit H-1 applies the formula to the information available to Landlord as of the Effective Date, and that the amounts will be adjusted as of the Commencement Date based on updated information and thereafter from time to time based on the Kilowatt Hour Rate (as defined below). The “Kilowatt Hour Rate” shall mean the actual average cost per kilowatt hour charged by the utility company providing electricity to Landlord in the Building or, if said utility company shall cease charging for electricity on the basis of a kilowatt hour, then the Kilowatt Hour Rate shall mean the actual average cost per unit of measurement substituted therefor by said utility company. Tenant acknowledges that, during the Term, the Kilowatt Hour Rate is subject to fluctuation as prescribed by the applicable utility company. Landlord shall provide an invoice to Tenant for the Submetered BTU Charges on a monthly basis in arrears, which shall be paid by Tenant as Additional Rent on or before the first day of the calendar month following the month the invoice is provided, along with the remainder of the Additional Rent then due and owing by Tenant.

H-1

EXHIBIT H - 1
HVAC CALCULATIONS

See Image labeled HVAC Calculation

H-1-1

EXHIBIT I
INSURANCE REQUIREMENTS

1.	Tenant’s Insurance.
a.    Tenant, at its expense, shall obtain and keep in full force and effect during the Term:
i.    a policy of commercial general liability insurance on an occurrence basis against claims for personal injury, bodily injury, death and/or property damage occurring in or about the Complex, under which Tenant is named as the insured and (a) Landlord, (b) Landlord’s property manager, (c) any lender whose loan is secured by a lien against the Complex, (d) their respective shareholders, members, partners, affiliates and subsidiaries, successors and assigns, and (e) any directors, officers, employees, agents, or contractors of such persons or entities are named as additional insureds (collectively, the “Landlord Parties”). Such insurance shall provide primary coverage without contribution from any other insurance carried by or for the benefit of the Landlord Parties, and Tenant shall obtain blanket broad-form contractual liability coverage to insure its indemnity obligations set forth in Section 28 of the Lease Agreement. The minimum limits of liability applying exclusively to the Leased Premises shall be a combined single limit with respect to each occurrence in an amount of not less than $5,000,000; provided, however, that Landlord shall retain the right to require Tenant to increase such coverage from time to time to that amount of insurance which in Landlord’s reasonable judgment is then being customarily required by landlords for similar office space in buildings comparable to the Building. The deductible or self insured retention amount for such policy shall not exceed $10,000;
ii.    insurance against loss or damage by fire, and such other risks and hazards as are insurable under then available standard forms of “Special Form Causes of Loss” or “All Risk” property insurance policies with extended coverage, insuring Tenant’s movable fixtures and movable partitions, telephone and other equipment, computer systems, trade fixtures, furniture, furnishings, and other items of personal property which are removable without material damage to the Building (“Tenant’s Property”) and all alterations and improvements to the Leased Premises (including the Leasehold Improvements constructed pursuant to Exhibit G to the Lease Agreement) to the extent such alterations and improvements exceed the cost of the improvements typically performed in connection with the initial occupancy of tenants in the Building (“Building Standard Installations”), for the full insurable value thereof or replacement cost thereof, having a deductible amount (or self-insured retention amount), not in excess of $25,000;
iii.    during the performance of any alteration made after the Commencement Date, until completion thereof, Builder’s Risk insurance on an “all risk” basis and on a completed value form including a Permission to Complete and Occupy endorsement, for full replacement value covering the interest of Landlord and Tenant (and their respective contractors and subcontractors) in all work incorporated in the Building and all materials and equipment in or about the Leased Premises;
iv.    Workers’ Compensation Insurance, as required by law;
v.    Business Interruption Insurance in an amount equal to at least one year’s Rent; and
vi.    such other insurance in such amounts as the Landlord Parties may reasonably require from time to time.
b.    All insurance required to be carried by Tenant (i) shall contain a provision that (x) no act or omission of Tenant shall affect or limit the obligation of the insurance company to pay the amount of any loss sustained, and (y) it shall be noncancellable and/or no material change in coverage shall be made thereto unless the Landlord Parties receive thirty (30) days’ prior notice of the same via US mail, and (ii) shall be effected under valid and enforceable policies issued by reputable insurers permitted to do business in the State of Texas and rated in Best’s Insurance Guide,

I-1

or any successor thereto as having a “Best’s Rating” of at least “A‑“ and a “Financial Size Category” of at least “X” or, if such ratings are not then in effect, the equivalent thereof or such other financial rating as Landlord may at any time consider appropriate.
c.    On or prior to the Commencement Date, Tenant shall deliver to Landlord appropriate policies of insurance, including evidence of waivers of subrogation required to be carried pursuant to this Exhibit I and that the Landlord Parties are named as additional insureds (the “Policies”). Evidence of each renewal or replacement of the Policies shall be delivered by Tenant to Landlord at least ten (10) days prior to the expiration of the Policies. In lieu of the Policies, Tenant may deliver to Landlord a certification from Tenant’s insurance company (on the form currently designated “Acord 27” (Evidence of Property Insurance) and “Acord 25-S” (Certificate of Liability Insurance), or the equivalent, provided that attached thereto is an endorsement to Tenant’s commercial general liability policy naming the Landlord Parties as additional insureds) which shall be binding on Tenant’s insurance company, and which shall expressly provide that such certification conveys to the Landlord Parties all the rights and privileges afforded under the Policies as primary insurance. Tenant will notify Landlord immediately upon receipt of any notice from its insurance carrier of cancellation or non-renewal of the coverages required under this Lease Agreement.

2.	Landlord’s Insurance.
a.    Landlord shall keep the Building insured against damage and destruction by fire, vandalism, and other perils in the amount of the full replacement value of the Building (as determined for insurance purposes) as the value may exist from time to time, exclusive of foundations and footings, or such lesser amount as will avoid co-insurance.
b.    Landlord shall maintain contractual and commercial general liability insurance, including bodily injury and property damage, with a minimum combined single limit of liability of $1,000,000 for bodily injury or death of any person occurring in or about the Building and $3,000,000 for injury, death, or damages resulting to more than one person in any one occurrence.
c.    Notwithstanding the foregoing, in the event Landlord is an institutional owner, then Landlord may elect to self-insure with respect to the insurance coverages required by the terms of the Lease Agreement.

3.	Waiver of Subrogation.
Landlord and Tenant shall each procure an appropriate clause in or endorsement to any property insurance covering the Complex and personal property, fixtures and equipment located therein, wherein the insurer waives subrogation or consents to a waiver of right of recovery, and Landlord and Tenant agree not to make any claim against, or seek to recover from, the other for any loss or damage to its property or the property of others resulting from fire or other hazards to the extent covered by the property insurance that was required to be carried by that party under the terms of the Lease Agreement. Tenant acknowledges that Landlord shall not carry insurance on, and shall not be responsible for, (i) damage to any alterations or improvements exceeding Building Standard Installations, (ii) Tenant’s Property, and (iii) any loss suffered by Tenant due to interruption of Tenant’s business.

I-2

EXHIBIT J
PREVIOUSLY GRANTED EXCLUSIVE USES

1.
A full service health club and fitness facility offering such fitness programs, recreational facilities, personal training and other related services as Tenant may determine which may include, without limitation, the following primary permitted uses: a jogging track, weight and aerobic training, racquetball and other racquet sports, gymnasiums, basketball, swimming pool, jacuzzi, sauna and whirlpool facilities, steam rooms, aerobics and/or floor exercise, strength training, cardio fitness training, free weights, exercise machinery and equipment, martial arts, spinning, boxing, yoga, circuit training and personal training.

2.	A long term acute care hospital.

3.	A first class delicatessen style sandwich shop.

4.	A medical facility having in the Building a linear accelerator, CT scan imaging equipment, PET scan imaging equipment and/or MRI equipment, all for oncological diagnosis and treatment purposes.

J-1

EXHIBIT K
MODIFIED BOMA STANDARD

Life Science Plaza Modified BOMA Standards

The following items constitute the “Modified BOMA Standard” as noted in the Lease Agreement. For the items not addressed in this modification, the BOMA standard BOMA Z65.1-2010 or its successor shall prevail. A copy of the BOMA standards will be available for review in the management office located on the Penthouse floor, suite 1300 at Life Science Plaza.

The following are the modifications to the BOMA standard. Page numbers refer to the original BOMA document.

1.    Definition: Major Vertical Penetrations, pg.2 shall read:

‘Major vertical penetrations shall mean stairs, elevator shafts, flues, pipe shafts, vertical ducts and the like, and their enclosing walls. Atria, light-wells and similar penetrations above the finished floor are included in this definition. Not included, however, are vertical penetrations built for the private use of a tenant occupying office areas. These major vertical penetrations shall be considered private. Exclusive use of these spaces shall be directed by the Owner. If the tenant uses part of any or all of the vertical penetrations, the area used shall viewed as leasable/rentable space. Notwithstanding the above, structural columns, openings for vertical electrical cable or telephone distribution are not considered to be major vertical penetrations.’

2.    Definition: Office Area, pg.2 shall read:

‘Office area shall mean the area where a tenant normally houses personnel, furniture, equipment and/or other items for the exclusive use of the tenant.’

3.    Definition: Measuring Usable Area, pg 16 shall read:

‘Usable area of an interior office area or interior building common area shall be computed by measuring the area enclosed by: the center line of the corridor and other permanent walls, including exterior walls; tenant spaces abutting building common areas are measured to the centerline of walls that separate them; the dominant portion of a major vertical penetration; and the center of partitions that separate the area being measured from adjoining office areas, store areas and/or building common areas. Usable Area of Exterior Mechanical Space shall be computed by measuring the area enclosed by a three (3’) foot buffer area on all sides of the space occupied by equipment, equipment pads and operational functions, unless an exterior wall, demising wall or screen wall falls within the three (3’) foot buffer area on any side, in which case the outside of the exterior wall or mid-point of any other wall shall mark the extent of the measurement on that side. Usable Area of Interior Mechanical Space shall be computed by measuring: (i) the area enclosed by a three (3’) foot buffer area on all sides of the space occupied by equipment, equipment pads and operational functions, unless an exterior wall, demising wall or screen wall falls within the three (3’) foot buffer area on any side, in which case the outside of the exterior wall or mid-point of any other wall shall mark the extent of the measurement on that side; and (ii) where Tenant’s pipes, conduits or equipment cause clear headroom to be less than eight (8’) feet, the floor area immediately below such pipes, conduits or equipment, together with a three (3’) foot access area on each side.’

4.    Definition: Calculating Store Area, pg 20 shall read:

‘Store area shall be computed by measuring the area enclosed by: the building line in the case of all exterior outside face/ façade wall surfaces; the center-line surface of the store area side of the corridor and other permanent walls; and the center of interior partitions that separate the store area from adjoining interior store areas, interior office areas and/or interior building common areas’.

K-1

EXHIBIT L
FORM 0F SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT
SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT

MassMutual Loan No. 0642101
Massachusetts Mutual Life Insurance Company
c/o Cornerstone Real Estate Advisers
One Financial Plaza
Hartford, Connecticut 06103
Attention: Finance Group Loan Servicing

Re: Life Science Plaza located at 2130 West Holcombe Boulevard, Houston, Texas 77030

The undersigned, Bellicum Pharmaceuticals, Inc., (“Tenant”) understands that Massachusetts Mutual Life Insurance Company (“Lender”) has made or will be making a loan (the “Loan”) to Sheridan Hills Developments L.P. (“Landlord”) secured by a mortgage or deed of trust (the “Mortgage”) encumbering the real property (the “Property”) described on Exhibit A, attached hereto and made a part hereof. Tenant and Landlord entered into a lease agreement (the “Lease”) dated May 6, 2015 by which Tenant leased from Landlord certain premises commonly known as Suite 500 located on the fifth (5th) floor of that certain medical office building located at 2130 West Holcombe Boulevard, Houston, Harris County, Texas 77030 (the “Leased Premises”), and constituting a portion of the Property. Tenant desires to be able to obtain the advantages of the Lease and occupancy thereunder in the event of foreclosure of the Mortgage and Lender wishes to have Tenant confirm the priority of the Mortgage over the Lease.

NOW, THEREFORE, in consideration of the mutual covenants and conditions set forth herein, the parties hereto agree as follows:

1.
Tenant hereby subordinates all of its right, title and interest under the Lease to the lien, operation and effect of the Mortgage s (as the same may be modified and/or extended from time to time) now or hereafter in force against the Property, and to any and all existing and future advances made under such Mortgage.

2.
In the event that Lender becomes the owner of the Property by foreclosure, deed in lieu of foreclosure, or otherwise, Tenant agrees to unconditionally attorn to Lender and to recognize it as the owner of the Property and the Landlord under the Lease. The Lender agrees not to terminate the Lease or disturb or interfere with Tenant’s possession of the Leased Premises during the term of the Lease, or any extension or renewal thereof, so long as Tenant is not in default under the Lease beyond applicable notice, grace and cure periods, if any.

3.
Tenant agrees to commence paying all rents, revenues and other payments due under the Lease directly to Lender after Lender notifies Tenant that Lender is the owner and holder of the Loan and is invoking Lender’s rights under the Loan documents to directly receive from Tenant all rents, revenues and other payments due under the Lease. By making such payments to Lender, Tenant shall be deemed to have satisfied all such payment obligations to Landlord under the Lease.

4.
This Agreement shall inure to the benefit of and be binding upon Lender’s affiliates, agents, co-lenders and participants, and each of their respective successors and assigns (each a “Lender Party” and collectively, the “Lender Parties”).

5.
For the convenience of the parties any number of counterparts hereof may be executed, and each such executed counterpart shall be deemed an original, and all such counterparts together shall constitute one and the same instrument. Facsimile or .PDF transmission of an executed counterpart of this Agreement shall be deemed to constitute due and sufficient delivery of such counterpart, and such facsimile or .PDF signatures shall be deemed original signatures for purposes of enforcement and construction of this Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Subordination, Non-Disturbance and Attornment Agreement to be duly executed as of the 6th day of May, 2015.

TENANT:

Bellicum Pharmaceuticals, Inc.

By:    /s/ Thomas J. Farrell
Name:    Thomas J. Farrell
Title:    President & CEO

LANDLORD:

Sheridan Hills Developments L.P.,
a Texas limited partnership
By:    Pouncet Sheridan Inc., an Ontario,
Canada corporation, its general partner

By:    /s/ Lawrence Lubin
Name:    Lawrence Lubin
Title:    Vice President

LENDER:

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY

By: Cornerstone Real Estate Advisers LLC,
its authorized agent

By: /s/ Chance Hyde _
Name: Chance Hyde
Title: A.V.P

NOTARY ACKNOWLEDGEMENTS

STATE OF     Texas                )
) ss.
COUNTY OF     Harris                )

On this, the 6th day of May, 2015, before me, the undersigned party, personally appeared Thomas J. Farrell who acknowledged himself to be the President & CEO of Bellicum Pharmaceuticals, Inc., a Delaware corporation, and that he as such President & CEO , being authorized to do so, executed the foregoing Subordination, Non-disturbance and Attornment Agreement for the purposes therein contained by signing the name of the Company by himself as President & CEO.

IN WITNESS WHEREOF, I hereunto set my hand and official seal.

/s/ Shelia C. Huddleston
Notary Public
My Commissions Expires: 08/28/2016

PROVINCE OF ONTARIO    §
§
CITY OF TORONTO        §

This instrument was acknowledged before me on May 5th, 2015, by Lawrence Lubin, Vice President of Pouncet Sheridan Inc., an Ontario, Canada corporation, the general partner of Sheridan Hills Developments L.P., on behalf of said entities.

/s/ Matthew Kirk Fisher
MATTHEW KIRK FISHER
NOTARY PUBLIC IN AND FOR THE PROVINCE                             OF ONTARIO

STATE OF _Texas______                )
) ss.
COUNTY OF     Dallas                    )

On this, the 14th day of May 2015, before me, the undersigned party, personally appeared Chance Hyde who acknowledged himself to be a A.V.P. of Cornerstone Real Estate Advisers LLC, a Delaware limited liability company, and that he as such A.V.P being authorized to do so, executed the foregoing Subordination, Non-disturbance and Attornment Agreement for the purposes therein contained by signing the name of the corporation by himself as a A.V.P..

IN WITNESS WHEREOF, I hereunto set my hand and official seal.

/s/ Jan Cibulka______
Notary Public
My Commission Expires: 01/11/2018

EXHIBIT A

LEGAL DESCRIPTION

All that certain 2.3391 acres being all of Restricted Reserve “A”, Block 1, Twenty-One Thirty West Holcombe Boulevard Replat No. 1 according to the plat thereof as filed in Film Code Number 595196, Harris County Map Records, in the P. W. Rose Survey, Abstract - 645, Houston, Harris County, Texas, and being more particularly described by metes and bounds as follows (bearings based on Texas Coordinate System of 1983, South Central Zone);
Commencing at Harris County Floodplain Reference Mark Number 040110 being a brass disc stamped “040110” having published coordinates of (X: 3,110,377.78) and (Y: 13,820,307.50) from which Harris County Floodplain Reference Mark Number 040115 being a brass disc stamped “D100 BM16” bears S 70° 42’ 24” W - 1,730.12’ for reference; Thence N 36° 12’ 56” W - 1,995.95’ to a found 3/4” iron pipe with cap (stamped C.L. DAVIS RPLS 4464) marking the southeast corner of said Restricted Reserve “A” from which a found 3/4” iron pipe bears N 79° 32’ 53” E - 0.69’ for reference and marking the POINT OF BEGINNING of herein described tract;
1.    Thence S 87° 49’ 11” W - 932.20’ with the north right-of-way line of West Holcombe Boulevard (120’ wide) to a found 1” iron pipe marking the southwest corner of said Restricted Reserve “A”;
2.    Thence N 02° 10’ 49” W - 104.62’ with the east right-of-way line of Mont Clair Drive (60’ wide) to a 1” pinch top pipe marking the southwest corner of Lot 22, Block 7, Replat of Southgate Addition Section No. 3 according to the plat thereof as filed in Volume 26, Page 16, Harris County Map Records;
3.    Thence N 87° 52’ 11” E - 798.90’ north line of said Reserve “A” to a found 5/8” iron rod for corner;
4.    Thence N 59° 45’ 09” E - 151.07’ with the south line of Lots 9 - 11, Block 7 of said Replat of Southgate Addition, Section No. 3 to a found 5/8’ iron rod for corner;
5.    Thence S 02° 10’ 49” E - 175.00’ with the west line of that certain tract described in a deed dated 06-30-1986 from Miller Hotel Development, Incorporated to Burger King Corporation as filed in Official Records of Real Property of Harris County at Clerk’s File Number K-700805, Film Code 056-71-1646 to the POINT OF BEGINNING and containing 2.3391 (101,892 square feet) of land more or less.

L-4